EXHIBIT 99.2

            Consolidated Financial Statements
            (Expressed in U.S. dollars)

            INVESQUE INC.

            Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

INVESQUE INC.
Consolidated Statements of Financial Position
(Expressed in thousands of U.S. dollars)

	December 31, 2020	December 31, 2019
		(Adjusted - note 3)

Assets		Unaudited

Current assets:
Cash	$ 34,133	$ 11,838
Tenant and other receivables	14,934	6,937
Property tax receivables	12,754	11,020
Loans receivable (note 4)	1,799	4,249
Assets held for sale (note 7)	2,144	12,201
Other (note 5)	9,069	6,184
	74,833	52,429

Non-current assets:
Loans receivable (note 4)	16,904	37,405
Derivative instruments (note 11)	4,814	64
Investment in joint ventures (note 8)	65,258	107,994
Investment properties (note 6)	882,019	969,634
Property, plant and equipment, net (note 7)	451,825	459,942
Other non-current assets (note 5)	2,771	3,270
	1,423,591	1,578,309

Total assets	$ 1,498,424	$ 1,630,738

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable and accrued liabilities	$ 17,715	$ 18,885
Accrued real estate taxes	14,518	13,066
Dividends payable	—	3,354
Credit facilities (note 9)	10,000	14,569
Mortgages payable (note 10)	30,622	43,024
Derivative instruments (note 11)	491	—
Other current liabilities (note 14)	4,975	3,015
	78,321	95,913

Non-current liabilities:
Credit facilities (note 9)	650,596	632,390
Mortgages payable (note 10)	268,842	232,443
Convertible debentures (note 12)	92,411	91,049
Commonwealth preferred unit liability (note 13)	65,797	63,654
Derivative instruments (note 11)	28,478	7,966
Deferred tax liability (note 24)	—	6,944
Other non-current liabilities (note 14)	16,241	16,736
Non-controlling interest liability	4,409	3,499
	1,126,774	1,054,681

Total liabilities	1,205,095	1,150,594

Shareholders' equity:
Common share capital (note 16)	509,203	504,561
Equity settled deferred shares	2,328	733
Preferred share capital (note 16)	85,389	85,389
Contributed surplus	400	400
Equity component of convertible instruments	3,764	3,764
Cumulative deficit	(309,032)	(114,908)
Accumulated other comprehensive income	1,277	205
Total shareholders' equity	293,329	480,144

Commitments and contingencies (notes 7 and 25)
Subsequent events (note 9)
Total liabilities and shareholders' equity	$ 1,498,424	$ 1,630,738
See accompanying notes to consolidated financial statements.

INVESQUE INC.
Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)
(Expressed in thousands of U.S. dollars, except per share amounts)

	Year ended December 31, 2020	Year ended December 31, 2019

Revenue:		Unaudited
Rental (note 18)	$ 90,112	$ 103,198
Resident rental and related revenue (note 18)	120,407	38,467
Lease revenue from joint ventures (note 8)	3,118	3,024
Other revenue	3,750	3,718
	217,387	148,407

Other income (note 1)	3,415	—

Expenses (income):
Direct property operating expenses (note 19)	95,505	33,533
Depreciation and amortization expense	48,569	14,440
Finance costs from operations (note 20)	49,801	41,633
Real estate tax expense	13,488	15,844
General and administrative expenses (note 21)	20,539	18,092
Transaction costs for business combination	170	5,898
Diligence costs for transactions not pursued	—	633
Allowance for credit losses on loans and interest receivable (note 20)	23,546	1,003
Change in non-controlling interest liability (note 20)	316	504
Change in fair value of investment properties - IFRIC 21	(57)	29
Change in fair value of investment properties (note 6)	100,388	6,046
Change in fair value of financial instruments (note 20)	19,084	9,379
Change in fair value of contingent consideration (note 20)	5,510	—
Loss on sale of property, plant and equipment (note 7)	162	—
	377,021	147,034

Loss from joint ventures (note 8)	(34,729)	(6,799)

Loss before income taxes	(190,948)	(5,426)

Income tax recovery:
Deferred (note 24)	6,944	67

Net loss	$ (184,004)	$ (5,359)

Other comprehensive income :
Items to be reclassified to net income in subsequent periods
Unrealized gain on translation of foreign operations	1,072	3,294

Total comprehensive loss	$ (182,932)	$ (2,065)

Loss per share (note 17):
Basic and diluted	$ (3.30)	$ (0.10)

See accompanying notes to consolidated financial statements.

INVESQUE INC.
Consolidated Statements of Changes in Shareholders' Equity
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Common share capital	Equity settled deferred shares	Preferred share capital	Contributed surplus	Equity component of convertible instruments	Cumulative deficit	Accumulated other comprehensive income (loss)	Total

Balance, January 1, 2020	$ 504,561	$ 733	$ 85,389	$ 400	$ 3,764	$ (114,908)	$ 205	$ 480,144
Net loss	—	—	—	—	—	(184,004)	—	(184,004)
Other comprehensive loss	—	—	—	—	—	—	1,072	1,072
Common shares issued, net of issuance costs (note 16)	1,078	—	—	—	—	—	—	1,078
Common shares issued under the Company's dividend reinvestment plan (note 16)	3,498	—	—	—	—	—	—	3,498
Dividends declared on common shares	—	—	—	—	—	(10,120)	—	(10,120)
Common shares purchased under NCIB (note 16)	(148)	—	—	—	—	—	—	(148)
Amortization of equity settled deferred shares (note 22)	—	1,809	—	—	—	—	—	1,809
Common shares issued for equity settled deferred share (note 16 and 22)	214	(214)	—	—	—	—	—	—

Balance, December 31, 2020	$ 509,203	$ 2,328	$ 85,389	$ 400	$ 3,764	$ (309,032)	$ 1,277	$ 293,329

INVESQUE INC.
Consolidated Statements of Changes in Shareholders' Equity
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Common share capital	Equity settled deferred shares	Preferred share capital	Contributed surplus	Equity component of convertible instruments	Cumulative deficit	Accumulated other comprehensive income (loss)	Total
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

Balance, January 1, 2019	$ 493,165	$ —	$ 71,106	$ 400	$ 1,671	$ (69,785)	$ (3,089)	$ 493,468
Net income	—	—	—	—	—	(5,359)	—	(5,359)
Other comprehensive income	—	—	—	—	—	—	3,294	3,294
Common shares issued, net of issuance costs (note 16)	4,878	—	—	—	—	—	—	4,878
Preferred shares issued, net of issuance costs (note 16)	—	—	14,283	—	—	—	—	14,283
Equity component of Commonwealth preferred units	—		—	—	2,093	—	—	2,093
Common shares issued under the Company's dividend reinvestment plan	7,023	—	—	—	—	—	—	7,023
Dividends declared on common shares	—	—	—	—	—	(39,764)	—	(39,764)
Common Shares purchased under NCIB (note 16)	(530)	—	—	—	—	—	—	(530)
Amortization of equity settled deferred shares (note 22)	—	733	—	—	—	—	—	733
Common shares issued through conversion of convertible debentures (note 16)	25	—	—	—	—	—	—	25

Balance, December 31, 2019	$ 504,561	$ 733	$ 85,389	$ 400	$ 3,764	$ (114,908)	$ 205	$ 480,144

See accompanying notes to consolidated financial statements.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

	Year ended December 31, 2020	Year ended December 31, 2019
		(Adjusted - note 3)
Cash flows from operating activities:		Unaudited
Net loss	$ (184,004)	$ (5,359)
Items not involving cash:
Fair value adjustment of investment properties (note 6)	100,388	6,046
Fair value adjustment of financial instruments (note 20)	19,084	9,379
Depreciation and amortization expense (note 7)	48,569	14,440
Allowance for credit losses on loans and interest receivable (note 20)	23,546	1,003
Straight-line rent (note 18)	(6,394)	(8,964)
Amortization of tenant inducements (note 18)	385	158
Finance costs from operations (note 20)	49,801	41,633
Change in non-controlling interest liability (note 20)	316	504
Change in fair value of contingent consideration (note 7)	5,510	—
Loss on sale of property, plant and equipment (note 7)	162	—
Loss from joint ventures (note 8)	34,729	6,799
Deferred income tax (note 24)	(6,944)	(67)
Interest paid	(49,712)	(39,411)
Interest income received	1,056	694
Change in non-cash operating working capital:
Tenant and other receivables	(12,344)	(16,066)
Accounts payable and accrued liabilities	(835)	268
Unearned revenue	1,257	(227)
Other assets	(2,150)	702
Other liabilities	1,308	3,390
Accrued real estate taxes	1,362	1,248
Net cash provided by operating activities	$ 25,090	$ 16,170
Cash flows from financing activities:
Proceeds from credit facilities (note 15)	$ 33,000	$ 370,350
Payments on credit facilities (note 15)	(21,250)	(63,990)
Debt issuance costs paid (note 15)	(1,599)	(3,206)
Proceeds from mortgages payable (note 15)	16,682	39,489
Payments of mortgages payable (note 15)	(22,487)	(45,594)
Proceeds from settlement of interest rate swap	—	104
Dividends paid to common shareholders	(9,976)	(32,509)
Payment for repurchase of common shares	(148)	(530)
Proceeds from issuance of preferred share capital	—	14,550
Cash provided by (used in) financing activities	$ (5,778)	$ 278,664
Cash flows from investing activities:
Additions to investment properties	$ (8,390)	$ (93,002)
Dispositions of investment properties	—	9,887
Additions to property, plant and equipment	(11,269)	(235,433)
Dispositions of property, plant and equipment	15,563	—
Acquisition of interest in joint venture (note 7)	(476)	—
Disposition of interest in joint venture	1,447	—
Cash balance acquired in business combination (note 7)	2,081	—
Distributions from joint ventures	3,803	5,897
Contributions to joint ventures	(1,855)	(14,391)
Distributions to non-controlling interest partners	(534)	(152)
Proceeds from income support agreement	63	283
Payments to previous owner of Care	—	(9,676)
Issuance of loans receivable	—	(1,222)
Repayment of loans receivable	4,105	4,835
Proceeds from sale of interest in assets to joint venture partner	—	23,000
Earnout payment pursuant to Commonwealth purchase agreement	(1,555)	—
Cash provided by (used in) investing activities	$ 2,983	$ (309,974)
Increase (decrease) in cash and cash equivalents	22,295	(15,140)
Cash and cash equivalents, beginning of period	11,838	26,978
Cash and cash equivalents, end of period	$ 34,133	$ 11,838
See accompanying notes to consolidated financial statements.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

Invesque Inc. (the "Company") was incorporated on May 31, 2007 under the Business Corporations Act (Ontario). Effective April 4, 2016, the Company changed its name from "Kingsway Arms Retirement Residences Inc." to "Mainstreet Health Investments Inc." and continued under the laws of the Province of British Columbia. Effective January 3, 2018, the Company changed its name from "Mainstreet Health Investments Inc." to "Invesque Inc.". The Company's registered office is 2500 - 700 W Georgia Street, Vancouver, British Columbia V7Y 1B3.
The Company currently owns a portfolio of North American income generating properties across the health care spectrum. The Company's portfolio includes investments in independent living, assisted living, memory care, skilled nursing, transitional care and medical office properties, which are operated primarily under long-term leases and joint venture arrangements with operating partners. The Company's portfolio also includes investments in owner occupied seniors housing properties in which Invesque owns the real estate and provides management services through its subsidiary management company, Commonwealth Senior Living.

At December 31, 2020, the Company owns interests in a portfolio of 122 health care and senior living properties comprised of 69 consolidated investment properties, 36 consolidated owner occupied properties, interests in 16 properties held through joint arrangements, and one property held for sale.

1.    Basis of preparation:
(a)    Liquidity Assessment
A novel strain of coronavirus causing the disease known as COVID-19 has spread throughout the world, including across the United States and Canada, causing the World Health Organization to declare the COVID-19 outbreak a pandemic in March 2020. In an attempt to contain the spread and impact of the pandemic, authorities throughout the United States and Canada have implemented measures such as travel bans and restrictions, stay-at-home orders, social distancing guidelines and limitations on other business activity. The pandemic has resulted in a significant economic downturn in the United States, Canada and globally, and has also led to disruptions and volatility in capital markets. These trends are likely to continue into 2021 and potentially beyond.

The pandemic has had an impact on results and operations of the Company, including decreased occupancy, delays in collections from tenants, and increased operating expenses. The Company announced on April 10, 2020 that it suspended the dividend for all common shares beginning from April 1, 2020 until further notice.

The Company expects that the pandemic could continue to have a negative effect on its results of operations, financial position and cash flows, particularly if negative economic and public health conditions in the United States and Canada persist for a significant period of time. The ultimate impact of the pandemic on the Company's financial results will depend on future developments, which are highly uncertain and cannot be predicted with confidence. This includes, among other factors, the duration and severity of the pandemic as well as negative economic conditions arising therefrom, the impact of the pandemic on occupancy rates in the Company's communities, the volume of COVID-19 patients cared for across the portfolio, and the impact of government actions on the seniors housing industry and broader economy, including through existing and future stimulus efforts. The impact of COVID-19 has been partially offset to date by certain government stimulus programs which have helped to offset COVID-19 related expenses and compensate for lost revenues, but the Company is not able to provide assurance that such programs may continue to be available in the future. For the year ended December 31, 2020, the Company recognized $3,415 of other income related to government grants funded through programs designed to assist seniors housing operators who have

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019 experienced both lost revenue and increased expenses during the COVID-19 pandemic. For the year ended December 31, 2020, the Company recognized $1,294 of income from joint ventures related to the Company's share of government grants recognized at the joint venture properties for COVID-19 pandemic relief.

Liquidity risk is the risk that an entity is unable to fund its assets or meet its obligations as they come due. Liquidity risk is managed in part through cash forecasting (note 1(f) and note 28). While there are uncertainties in assessing future liquidity requirements under normal operating conditions, the stressed conditions caused by COVID-19 have introduced increased uncertainties. The Company monitors forecasts of liquidity requirements to ensure it has the ability to meet operational needs by maintaining sufficient availability of the combination of cash and credit facility capacity, and to ensure the Company will meet its financial covenants related to debt agreements. Such forecasting involves a significant degree of judgment which takes into consideration current and projected macroeconomic conditions, the Company's cash collection efforts, debt financing and refinancing plans, and covenant compliance required under the terms of debt agreements. There is a risk that such liquidity forecasts may not be achieved and that currently available debt financing may no longer be available to the Company at terms and conditions that are favorable, or at all.

As a result of the events and conditions associated with COVID-19, the Company has amended certain terms of various financing arrangements having conducted an assessment of its liquidity. The Company believes that it has sufficient available liquidity to meet its minimum obligations as they come due and to comply with financial covenants in its credit facilities, as amended, for a period of at least 12 months from December 31, 2020. Further, the Company has assessed that there are no material uncertainties related to events or conditions that may cast significant doubt upon the Company’s ability to continue as a going concern. In making this significant judgment, the Company has prepared a cash flow forecast with the most significant assumptions in the preparation of such forecast being the ability of its most significant tenant, Symcare, to meet its projected rental obligations to the Company and the continued availability of financing.

In response to a severe downside scenario, management has the ability to take the following mitigating actions to reduce costs, optimize the Company's cash flow and preserve liquidity:

(i)utilizing available cash to pay down debts,

(ii)sell certain properties and use the proceeds to buy down debt,

(iii)exercise the Company's right to convert its convertible debentures into common shares,

(iv)satisfying the $10,000 Magnetar Facility (defined below) through the issuance of common shares,

(v)reducing non-essential capital expenditures.

(b) Statement of compliance:
These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB").

These consolidated financial statements were approved by the Board of Directors of the Company and authorized for issuance on March 11, 2021.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

(c)     Basis of measurement:

These consolidated financial statements have been prepared on a historical cost basis, except for investment properties, derivative financial instruments, deferred shares and loan commitment liability, which are measured at fair value through profit and loss ("FVTPL").

(d)    Principles of consolidation:
(i)Transactions eliminated on consolidation:
The consolidated financial statements comprise the financial statements of the Company and its subsidiaries as of December 31, 2020, including Invesque International Holdings Inc., Invesque US Holdings Inc., Invesque Holdings, LP, Foxhound Holdings, LLC and project specific limited partnerships. All intercompany transactions and balances are eliminated on consolidation.

(ii)Joint arrangements:

A joint venture is a joint arrangement, whereby the parties that have joint control of the arrangement have rights to the net assets of the arrangement.

A joint operation is a joint arrangement, whereby the parties that have joint control of the arrangement have rights to the assets and obligations for the liabilities, relating to the arrangement.

These consolidated financial statements include the Company's proportionate share of each of the assets, liabilities, revenue and expenses of joint operations on a line-by-line basis. Joint ventures are included in the Company's consolidated financial statements as investments using the equity method, whereby the investment is initially recognized at cost and adjusted thereafter for the post-acquisition change in the net assets. The Company's share of joint venture profit or loss is included in the consolidated statements of income (loss) and comprehensive income (loss).

(e)    Functional and presentation currency:

The consolidated financial statements are presented in U.S. dollars, which is the functional and presentational currency of the Company.

Assets and liabilities of operations having a functional currency other than the U.S. dollar are translated at the rate of exchange at the consolidated statement of financial position dates. Revenue and expenses are translated at average rates for the year, unless exchange rates fluctuated significantly during the year, in which case the exchange rates at the dates of the transaction are used. Gains or losses on translating a foreign operation are included in other comprehensive income ("OCI") as a component of equity.

Foreign currency transactions are translated into the functional currency using exchange rates prevailing at the date of the transactions. Foreign currency denominated monetary assets and liabilities are translated using the prevailing rate of exchange at the consolidated statement of financial position dates. Gains and losses on translation of monetary

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019 items are recognized as general and administrative expenses in the consolidated statements of income (loss) and comprehensive income (loss).

(f)    Use of estimation and uncertainty:

The preparation of the Company's consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment in the year ending December 31, 2020 are as follows:

(i)Investment properties:

The significant assumptions used when determining the fair value of investment properties in use are capitalization rates and stabilized future cash flows. The capitalization rate applied is reflective of the characteristics, location and market of each investment property. The stabilized future cash flows of each investment property are based upon rental income from current leases and assumptions about market rent from future leases reflecting current conditions, less future cash outflows relating to such current and future leases.

Management determines fair value internally utilizing internal financial information, external market data and capitalization rates provided by independent industry experts. As part of Management’s internal valuation program, the Company also considers external valuations performed by independent national real estate valuation firms for a cross-section of properties that represent different geographical locations across the Company’s portfolio and updates, as deemed necessary, the valuation models to reflect current market data.

(ii)Accounting for convertible debentures:

On issuance, management estimates the allocation of the debt and equity components of convertible debentures. The liability allocation is based upon the fair value of a similar liability that does not have an equity conversion option and the residual is allocated to the equity component.

(iii)Accounting for Commonwealth preferred unit liability:

Management estimates the allocation of the debt and equity components of Commonwealth preferred unit liability. The liability allocation is based upon the fair value of a similar liability that does not have an equity conversion option and the residual is allocated to the equity component.

(iv)Loans receivable:

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

In determining the amount of expected credit losses, the entity's significant assumptions include the assessment of probability of default and loss given default. The determination takes into account different factors and varies by nature of investment.

The Company considers reasonable and supportable information that is relevant and available without undue cost or effort. Management considers past events, current market conditions and reasonable forward-looking supportable information about future economic conditions. In assessing information about possible future economic conditions, management utilized multiple economic scenarios including a base case, which represents the most probable outcome and is consistent with management's view of the financial asset. In considering the lifetime of a loan, the contractual period of the loan, including prepayment, extension and other options is generally used.

The estimation of expected credit losses also includes assumptions about local real estate market conditions, availability and terms of financing, underlying value of the security and various other factors. These assumptions are limited by the availability of reliable comparable market data, economic uncertainty and the uncertainty of future events.

(v)Impairment of property, plant and equipment:

The Company makes a determination at each reporting date if any events have occurred that would indicate property, plant and equipment may be impaired. If impairment indicators exist, management estimates the assets' recoverable amount in order to determine whether an impairment loss should be recognized.

(vi)Other:

Estimates are also made in the determination of the fair value of financial instruments and include assumptions and estimates regarding future interest rates, the relative creditworthiness of the Company to its counterparties, the credit risk of the Company's counterparties, the estimated future cash flows and discount rates.

(g)    Critical judgments:

Judgments made in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are as follows:

(i)Accounting for leases as lessor:

The Company uses judgment regarding the present value of lease payments, the fair value of assets and the determination of the lease term in assessing the classification of its leases as operating leases, in particular with long-term leases in single operator properties. The Company has determined that all of its leases are operating leases.
(ii)Accounting for acquisitions:

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

Management must assess whether an acquisition should be accounted for as an asset purchase or business combination. This assessment impacts the accounting treatment of transaction costs, the allocation of the costs associated with the acquisition and whether or not goodwill should be recognized.

(iii)Componentization of property, plant and equipment:

The Company uses judgment regarding the value allocated to various components of property, plant and equipment upon acquisition.

(iv)Loans receivable:

The Company uses significant judgment in the evaluation of changes in credit risk to determine the staging of the loans receivable. These judgments include changes in circumstances that may cause future assessments of credit risk to be materially different from current assessments, which would require an increase or decrease in the allowance for ECLs.

(v)Liquidity:

Assessing whether events or conditions represent the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern, including the estimation of future cash flows

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

2.    Significant accounting policies:

(a)Cash and cash equivalents:

Cash and cash equivalents consists of cash on hand and highly liquid marketable investments with an original maturity of 90 days or less at their date of purchase and are stated at cost, which approximates fair value. As at December 31, 2020 and 2019, there were no cash equivalents.

(b)Investment properties:

Investment properties consist of investment properties in use and investment properties under development. Investment properties are held to earn rental income or for capital appreciation or both, but not for sale in the ordinary course of business. On acquisition, investment properties are initially recorded at cost, including transaction costs. Subsequent to initial recognition, the Company uses the fair value model to account for investment properties under International Accounting Standard ("IAS") 40, Investment Property. Under the fair value model, investment properties are recorded at fair value, which is determined based on available market evidence, at the statement of financial position date. Related fair value gains and losses are recorded in income and comprehensive income for the period in the period in which they arise.

Subsequent capital expenditures are added to the carrying value of the investment properties only when it is probable that future economic benefits will flow to the property and the cost can be measured reliably.

Properties under development include those properties, or components thereof, that will undergo activities that will take a substantial period of time to prepare the properties for their intended use as income properties. Borrowing costs related to development properties are capitalized to the costs of the projects. Properties under development are also adjusted to fair value at each consolidated statement of financial position date with fair value adjustments recognized in income.

Investment property is classified as held for sale when the property is available for immediate sale in its present condition subject only to terms that are usual and customary for the sale of investment properties, its sale is highly probable and expected to be completed with one year. Investment property is derecognized when it has been disposed of or permanently withdrawn from use and no future economic benefit is expected from its disposal.

(c)Property, plant, and equipment:

Property, plant, and equipment includes land; buildings; and furniture, fixtures and equipment ("FFE"), which are measured at cost less accumulated depreciation and accumulated impairment losses.

Significant parts of the buildings are accounted for as separate components of the property, based on management's judgment of what components constitute a significant cost in relation to the total cost of an asset and whether these components have similar or dissimilar patterns of consumption and useful lives for purposes of calculating depreciation and amortization. Significant components include structure, roof, electrical/HVAC systems, windows and doors, and exterior landscaping. The cost of replacing a major component of a building is recognized in the carrying amount of the building if it is probable that the future economic benefits embodied within the component will flow to

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019 the Company, and its cost can be measured reliably. The carrying amount of the replaced component is derecognized. The costs of ongoing repairs and maintenance of the properties are recognized in profit or loss as incurred.

Depreciation is recorded in profit or loss on a straight-line basis over the useful lives of the assets. Estimated useful lives were determined based on current facts and past experience, and take into consideration the anticipated physical life of the asset and current and forecasted demand. The rates and methods used are reviewed annually at year end to ensure they continue to be appropriate, and are also reviewed in conjunction with impairment testing. The following are the estimated maximum useful lives of existing property, plant, and equipment:

Components:
Building - Structure	39 years
Building - Roof	25 years
Building - Electrical/HVAC systems	25 years
Building - Windows and doors	15 years
Building - Exterior landscaping	15 years
Furniture, fixtures, and equipment	5 years

Gains/losses on disposition of property, plant, and equipment are recognized in profit or loss in accordance with the requirements for determining when a performance obligation is satisfied under IFRS 15, Revenue from Contracts with Customers ("IFRS 15").

The value associated with in-place resident contracts, which represents the avoided cost of originating the acquired resident contracts plus the value of the avoided loss of net resident revenue over the estimated lease-up period of the acquired property, is amortized over the expected term of the resident occupancy. Resident contracts are recorded as a component of buildings.

(d)Impairment of property, plant, and equipment:

The carrying amount of the Company's property, plant, and equipment is assessed at each reporting date to determine if any events have occurred that would indicate the assets may be impaired. If any such indication exists, then the asset's recoverable amount is estimated and an impairment loss is recognized immediately in profit or loss for the amount by which the asset's carrying amount exceeds its recoverable amount. The recoverable amount of an asset is the higher of (a) fair value less costs to sell, and (b) value in use. The determination of recoverable amounts can be significantly impacted by estimates related to current market valuations, current and future economic conditions in the geographical markets of the assets, and management's strategic plans within each of its markets.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

(e)Assets held for sale:

Assets, or disposal groups comprising assets and liabilities, are categorized as held-for-sale where the asset or disposal group is available for sale in its present condition, and the sale is highly probable. For this purpose, a sale is highly probable if management is committed to a plan to achieve the sale; there is an active program to dispose of the assets of the disposal group; the asset or disposal group is being actively marketed at a reasonable price; the sale is anticipated to be completed within one year from the date of classification; and it is unlikely there will be changes to the plan. Immediately before classification as held-for-sale, the assets, or components of the disposal group are remeasured in accordance with the Company’s accounting policies, and are subsequently measured at the lower of their carrying amount and fair value less costs of disposal. Impairment losses on initial classification as held-for-sale and subsequent gains or losses on remeasurement are recognized in profit or loss. Gains are not recognized in excess of any cumulative impairment loss until the completion of sale.

(f)Fair value measurement:
Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date under current market conditions. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:
(i)    in the principal market for the asset or liability; or
(ii)    in the absence of a principal market, in the most advantageous market for the asset or liability.
    The principal or the most advantageous market must be accessible by the Company.
The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability assuming that market participants act in their economic best interests.
The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.
All assets and liabilities for which fair value is measured or disclosed in the consolidated financial statements are categorized within the fair value hierarchy, described as follows, based on the lowest level input that is significant to the fair value measurement as a whole:
        Level 1 - quoted (unadjusted) market prices in active markets for identical assets or liabilities.
Level 2 - valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable.
Level 3 - valuation techniques for which the lowest level input that is significant to the fair value measurement is not observable.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

For assets and liabilities that are recognized in the consolidated financial statements at fair value on a recurring basis, the Company determines whether transfers have occurred between levels in the hierarchy by reassessing categorization (based on the lowest level input that is significant to the fair value measurement as a whole) at the end of each reporting period.

For the purpose of fair value disclosures, the Company has determined classes of assets and liabilities on the basis of the nature, characteristics and risks of the asset or liability and the level of the fair value hierarchy as explained above.

(g)Financial instruments:

Financial instruments are generally measured at fair value on initial recognition. The classification and measurement of financial assets consists of the following categories: (i) measured at amortized cost, (ii) FVTPL, or (iii) fair value through other comprehensive income (''FVTOCI''). Financial assets classified at amortized cost are measured using the effective interest method. Financial assets classified as FVTPL are measured at fair value with gains and losses recognized in the consolidated statements of income (loss) and comprehensive income (loss). Financial assets classified as FVTOCI are measured at fair value with gains or losses recognized through other comprehensive income (loss), except for gains and losses pertaining to impairment or foreign exchange recognized through profit or loss.

The classification and measurement of financial liabilities consists of the following categories: (i) measured at amortized cost and (ii) FVTPL. Financial liabilities classified at amortized cost are measured using the effective interest method. Financial liabilities classified as FVTPL are measured at fair value with changes in fair value attributable to changes in the credit risk of the liability presented in other comprehensive income, and the remaining amount of change in fair value presented in the consolidated statements of income (loss) and comprehensive income (loss).
The following summarizes the Company's classification of financial instruments:

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

Financial assets and liabilities	Measurement

Cash	Amortized cost
Restricted cash	Amortized cost
Tenant and other receivables	Amortized cost
Security deposits and costs related to future acquisitions	Amortized cost
Income support receivable	Amortized cost
Escrow deposits held by lender	Amortized cost
Bond assets	Amortized cost
Loans receivable	Amortized cost/FVTPL
Derivative instruments	FVTPL
Accounts payable and accrued liabilities	Amortized cost
Accrued real estate taxes	Amortized cost
Dividends payable	Amortized cost
Security deposits received from tenants	Amortized cost
Escrows collected from tenants	Amortized cost
Loan commitment liability	FVTPL
Exchangeable Units liability	Amortized cost
Contingent consideration liabilities	FVTPL
Mortgages payable	Amortized cost
Credit facilities	Amortized cost
Convertible debentures	Amortized cost
Commonwealth preferred unit liability	Amortized cost

The Company derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. The Company derecognizes a financial liability when, and only when, the Company’s obligations are discharged, canceled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized through profit or loss.

The Company adopted the practical expedient to determine expected credit losses ("ECL") on tenant and other receivables using a provision matrix based on historical credit loss experiences adjusted for current and forecasted future economic conditions to estimate lifetime ECL. Impairment losses are recorded in the consolidated statements of income (loss) and comprehensive income (loss) with the carrying amount of the financial asset or group of financial assets reduced through the use of impairment allowance accounts.

Transaction costs other than those related to financial instruments classified as FVTPL, which are expensed as incurred, are capitalized to the carrying amount of the instrument and amortized using the effective interest method. These costs include discounts or premiums relating to assumed debt, fees and commissions paid to agents, brokers, advisers, lenders and insurers, transfer taxes and duties.

The effective interest method is a method of calculating the amortized cost of a financial asset or liability and of allocating interest income or expense over the relevant period. The effective interest rate is the rate that exactly

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019 discounts estimated future cash payments through the expected life of the financial asset or liability, or (where appropriate) a shorter period, to the net carrying amount on initial recognition.

Financial assets and financial liabilities are offset and the net amount presented in the consolidated statements of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

i.Convertible debentures:

The convertible debentures are compound financial instruments as they contain both a liability and an equity component.

At the date of issuance, the liability component of convertible debentures is recognized at its estimated fair value of a similar liability that does not have an equity conversion option and the residual is allocated to the equity component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts. Subsequent to initial recognition, the liability component of the convertible debenture is measured at amortized cost using the effective interest rate method. The equity component is not remeasured subsequent to initial recognition and will be transferred to share capital when the conversion option is exercised, or, if unexercised, at maturity. Interest, losses and gains relating to the financial liability are recognized in income and comprehensive income.

ii.Commonwealth preferred unit liability

The Commonwealth preferred unit liability is a compound financial instrument as it contains both a liability and an equity component.

At the date of issuance, the liability component of Commonwealth preferred unit liability is recognized at its estimated fair value of a similar liability that does not have an equity conversion option and the residual is allocated to the equity component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts. Subsequent to initial recognition, the liability component of the Commonwealth preferred unit liability is measured at amortized cost using the effective interest rate method. The equity component is not remeasured subsequent to initial recognition and will be transferred to share capital when the conversion option is exercised, or, if unexercised, at maturity. Interest, losses and gains relating to the financial liability are recognized in income and comprehensive income.

iii.Impairment of financial assets:

The Company recognizes loss allowances for ECL on financial assets measured at amortized cost, unfunded loan commitments and financial guarantee contracts. The Company applies a three-stage approach to measure allowance for credit losses. The loss allowance for performing loans which have not experienced a significant increase in credit risk since initial recognition (Stage 1) is equal to twelve months of expected credit losses. The loss allowance for loans which have experienced a significant increase in credit risk since initial recognition (Stage 2) or are credit impaired (Stage 3) equals lifetime expected credit losses.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

The determination of a significant increase in credit risk takes into account different factors and varies by nature of investment. The Company assumes that the credit risk on a financial asset has increased significantly if it is more than 30 days past due or certain criteria are met which are specific to the individual borrower based on judgment. The Company considers a financial asset to be credit impaired when the borrower is more than 90 days past due and when there is objective evidence that there has been a deterioration of credit quality to the extent the Company no longer has reasonable assurance as to the timely collection of the full amount of principal and interest or when the Company has commenced enforcement remedies available to it under its contractual agreements.

Measurement of ECL's

Loss allowances for ECLs are probability-weighted estimates of credit losses. Credit losses are measured as the present value of all cash shortfalls (i.e. the difference between the cash flows due to the Company in accordance with the contract and the cash flows that the Company expects to receive) and incorporate significant assumptions including the probability of default as well as the estimated loss given default. ECLs are discounted at the effective interest rate of the financial asset.

Lifetime ECLs are the ECLs that result from all possible default events over the expected life of a financial instrument. 12-month ECLs are the portion of ECLs that result from default events that are possible within the 12 months after the reporting date (or a shorter period if the expected life of the instrument is less than 12 months). The maximum period considering when estimating ECLs is the maximum contractual period over which the Company is exposed to credit risk.

The determination of ECLs of a collateralized impaired loan reflects the expected realization of the underlying security, net of expected costs and any amounts legally required to be paid to the borrower.

When determining the allowance for ECLs, the Company considers reasonable and supportable information that is relevant and available without undue cost or effort. Management considers past events, current market conditions and reasonable forward-looking supportable information about future economic conditions. In assessing information about possible future economic conditions, management utilized multiple economic scenarios including a base case, which represents the most probable outcome and is consistent with management's view of the financial asset. In considering the lifetime of a loan, the contractual period of the loan, including prepayment, extension and other options is generally used.

The estimation of ECLs also includes assumptions about local real estate market conditions, availability and terms of financing, underlying value of the security and various other factors. These assumptions are limited by the availability of reliable comparable market data, economic uncertainty and the uncertainty of future events. Accordingly, by their nature, estimates of impairment are subjective and may not necessarily be comparable to the actual outcome. Should the underlying assumptions change, the estimated future cash flows could vary.

iv.Derivative instruments:

The Company uses derivative financial instruments to manage interest rate risk exposures. Embedded derivatives are separated from the host contract and accounted for separately if the economic characteristics and risks of the host contract and the embedded derivative are not closely related.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

Derivative financial instruments, including embedded derivatives that must be separately accounted for, are initially valued at fair value; attributable transaction costs are recognized in profit or loss as incurred. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are recognized immediately in income and comprehensive income.

(h)Non-controlling interest liability

The Company records third-party interests in the net assets of consolidated entities which do not qualify to be classified as equity as non-controlling interest liabilities. Such interests are initially recognized at fair value and are subsequently measured at amortized cost, with any changes recorded as change in non-controlling interest liability in the consolidated statements of income (loss) and comprehensive income (loss).

(i)Revenue recognition:

The Company accounts for its leases as operating leases given that it has retained substantially all of the risk and benefits of ownership

i.Lease revenue from third party operators and commercial tenants:

The Company earns revenue from tenants from various sources consisting of rent earned under lease agreements, property tax and operating cost recoveries and other incidental income. Revenue from lease components is recognized on a straight-line basis over the lease term and includes the recovery of property taxes and insurance. Revenue recognition commences when a tenant has the right to use the premises and is recognized pursuant to the terms of the lease agreement. Payments are due at the beginning of each month and any payments made in advance of scheduled due dates are deferred.

Revenue related to the services component of the Company’s leases is accounted for in accordance with IFRS 15. These services consist primarily of utilities, cleaning and property maintenance costs for which the revenue is recognized over time, typically as the costs are incurred, which is when the services are provided.

ii.Resident Leases

The Company charges for the rental of accommodation and care services provided to residents. Base rent amounts are allocated to lease components based on relative stand-alone selling prices. The stand-alone selling prices of the rental component is determined using an adjusted market assessment approach and the stand-alone selling price of the care services components are determined using both adjusted market assessment and expected cost plus a margin approaches.

Revenue from rental components is recognized on a straight-line basis over the lease term. Revenue recognition commences when a resident has the right to use the property and revenue is recognized pursuant to the terms of the lease agreement. Payments are due at the beginning of each month and any payments made in advance of scheduled due dates are deferred.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

Revenue related to the care service components of the Company’s leases is accounted for in accordance with IFRS 15. These services consist primarily of the provision of meals, nursing services, housekeeping and laundry services, programs, amenities and the recovery of utilities and property maintenance costs and are recognized over time, typically on a monthly basis, which is when the services are provided. Payments are due at the beginning of each month and any payments made in advance of scheduled due dates are recorded as contract liabilities.

iii.Lease revenue from joint ventures:

The Company earns revenue under lease arrangements with operating entities which are jointly owned with Autumnwood Lifestyles Inc. ("Autumnwood") (note 8). The leases are accounted for as operating leases and lease revenue is recognized on a straight-line basis over the term of the underlying leases.

(j)Government grants

Government grants that become receivable as compensation for lost revenue and increased expenses are recognized when there is reasonable assurance that the entity will comply with the conditions attached to them and the grants will be received. The grants are recorded as other income in the consolidated statements of income (loss) and comprehensive income (loss).

(k)Leases

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. To assess whether a contract conveys the right to control the use of an identified asset, the Company uses the definition of a lease in IFRS 16.

i.As a lessee:

At commencement or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. However, for the leases of property, the Company has elected not to separate non-lease components and account for the lease and non-lease components as a single lease component.

The Company recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term and is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. Generally, the Company uses its incremental borrowing rate as the discount rate, which was a weighted average rate of 7.5%.

The lease liability is measured at amortized costs using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company’s estimate of the amount expected to be payable under a residual value guarantee, if the Company changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Company presents the right-of-use assets in property, plant and equipment and lease liabilities are recorded separately on the balance sheet as "lease obligations".

ii.Short-term leases and leases of low value assets:

The Company has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets and short-term leases, including IT equipment. the Company recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

iii.As a lessor:

At inception or on modification of a contract that contains a lease component, the Company allocates the consideration in the contract to each lease component on the basis of their relative stand-alone prices. The Company has determined that when it acts as a lessor, its leases do not transfer substantially all of the risks and rewards incidental to ownership of the underlying assets and as a result they are classified as operating leases.

If an arrangement contains lease and non-lease components, the Company applies IFRS 15 to allocate the consideration in the contract.

The Company recognizes lease payments received under operating leases as income on straight-line basis over the lease term.

(l)Employee benefits:

i.Short-term benefits:

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

Short-term employee benefit obligations, including vacation and bonus payments, are measured on an undiscounted basis and are expensed as the related service is provided. Liabilities are recognized for the amounts expected to be paid within 12 months as the Company has an obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably. Short-term employee benefits are recorded in accounts payable and other liabilities.

ii.Share-based payment plans:

The Company maintains a Deferred Share Incentive Plan (note 22) for its employees and directors. Cash-settled shares are fair-valued and changes in the amount payable are recognized through profit or loss with a corresponding change in liabilities. The awards are fair-valued on the basis of the share price at each reporting period and at the settlement date and the change in fair value on the amortized share-based compensation expense is recognized as compensation expense.

Equity-settled shares are amortized as share-based compensation expense with a corresponding change in equity. The awards are valued based on the grant date fair value.

(m)Levies:

In accordance with IFRS Interpretations Committee ("IFRIC") 21, Levies ("IFRIC 21"), for its properties located in the United States, the Company recognizes the full amount of annual property tax liabilities at the point in time when the realty tax obligation is imposed. For properties located in Canada, property tax liabilities are recognized on a monthly basis.

(n)Income taxes:

Income tax expense comprises current and deferred tax. Tax is recognized in profit or loss except to the extent it relates to a business combination, or items recognized directly in equity or other comprehensive income.

Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustments to tax payable or receivable in respect of previous years. It is measured using rates enacted or substantively enacted at the reporting date. Current tax also includes any tax arising from dividends.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

(i)Temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

(ii)Temporary differences related to investments in subsidiaries and associates to the extent that the Company is able to control the timing of reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

(iii)Taxable temporary differences arising on the initial recognition of goodwill.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable income will be available against which they can be used. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

The measurement of deferred tax reflects the tax consequences that would follow from the manner in which the Company expects, at the reporting date, to recover or settle the carrying amounts of its assets and liabilities.

    Deferred tax assets and liabilities are offset only if certain criteria are met.

Judgement is required to assess the interpretation of tax legislation when recognizing and measuring current and deferred tax assets and liabilities. The impact of different interpretations and applications could potentially be material. The Company recognizes a tax benefit from an uncertain tax position when it is probable that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits. If it is not probable that the uncertain tax treatment will be accepted, the tax uncertainty is measured based on the most likely amount of expected value, depending on whichever method better predicts the resolution of the uncertainty.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Management's estimate of future taxable profits and the recognition of deferred tax assets are reviewed at each reporting date and deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(o)IFRS amendments adopted in 2020:

(i)IFRS 3 Business Combinations

On October 22, 2018, the IASB issued amendments to IFRS 3, Business Combinations ("IFRS 3") that seek to clarify whether a transaction is to be accounted for as an asset acquisition or a business combination. The amendments apply to businesses acquired in annual reporting periods beginning on or after January 1, 2020. The amendments include an election to use a concentration test. This is a simplified assessment that results in an asset acquisition if substantially all of the fair value of the gross assets is concentrated in a single identifiable asset or a group of similar identifiable assets. If a preparer chooses not to apply the concentration test, or the test is failed, then the assessment focuses on the existence of a substantive process. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

(p)IFRS standards and amendments issued but not yet effective:

(i)Application of Interest Rate Benchmark Reform ("IBOR")

In August 2020, the IASB issued IBOR Reform and the Effects on Financial Reporting – Phase II (amendments to IFRS 9, IFRS 7, IAS 39 – Financial Instruments: Recognition and Measurement ("IAS 39"), IFRS 4 – Insurance Contracts ("IFRS 4") and IFRS 16 – Leases ("IFRS 16")). The objective of the second phase of the IASB's project was to assist entities in providing useful information about the effects of the

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019 transition to alternative benchmark rates and support preparers in applying the requirements of the IFRS Standards when changes are made to contractual cash flows or hedging relationships as a result of the transition to an alternative benchmark interest rate. The amendments affect the basis for determining the contractual cash flows as a result of benchmark interest rate reform, hedge accounting and disclosures.
The amendments are effective for annual periods beginning on or after January 1, 2021 with early application permitted and include retrospective application with reinstatement of hedge relationships. The Company is currently in the process of assessing the impact of adopting the amendments in Phase II on its consolidated financial statements.

(ii)Amendments to IAS 1, Presentation of financial statements

On January 23, 2020, the IASB issued amendments to IAS 1, Presentation of financial statements (“IAS 1”) to clarify the classification of liabilities as current or non-current. The amendments are effective for annual periods beginning on or after January 1, 2023. Early adoption is permitted.

For the purposes of non-current classification, the amendments removed the requirement for a right to defer settlement or roll over of a liability for at least twelve months to be unconditional. Instead, such a right must have substance and exist at the end of the reporting period.

The Company intends to adopt the amendments in its consolidated financial statements beginning on January 1, 2023, when the standard becomes effective.

3. Prior Year Adjustment:

During the year ended December 31, 2020, management determined that certain amounts previously recognized as loans receivable should have been classified as an investment in joint ventures and that amounts previously recognized as other receivables should have been classified as loans receivable. As a result the consolidated financial statements have been adjusted as at December 31, 2019 to correct for this immaterial error as follows:

	December 31, 2019	Adjustment	December 31, 2019
	(As reported)		(As adjusted)
	Unaudited	Unaudited	Unaudited
Statement of Financial Position
Tenant and other receivables	$ 7,073	$ (136)	$ 6,937
Loans receivable - current	4,113	136	4,249
Loans receivable - non-current	44,789	(7,384)	37,405
Other non-current assets	4,559	(1,289)	3,270
Investment in joint ventures	99,321	8,673	107,994

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

	Year ended December 31, 2019	Adjustment	Year ended December 31, 2019
	(As reported)		(As adjusted)
	Unaudited	Unaudited	Unaudited
Statement of Cash Flows
Issuance of loans receivable	$ (13,116)	$ 11,894	$ (1,222)
Contributions to joint ventures	(2,497)	(11,894)	(14,391)

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

4.    Loans receivable:

Loans receivable issued as at December 31, 2020 and December 31, 2019 are detailed in the table below:

Debtor	Loan Type	December 31, 2020	December 31, 2019 (Adjusted note 3)	Issued Date	Maturity Date (1)	Current Interest Rate	PIK Interest Rate
			Unaudited

MS-SW Mezzanine Fund, LLC	Mezzanine loan	$ —	$ 1,267	September 1, 2016	September 1, 2020	10.5%	4.0%
Mainstreet Investment Company, LLC	Interest-only loan	3,932	3,932	December 22, 2016	December 22, 2018	8.5%	1.5%
Autumnwood Lifestyles Inc.	Revolving credit facility	1,178	1,155	November 1, 2016	October 31, 2018 (3)	8.0%	— %
Symcare ML, LLC	Loan receivable	7,295	7,295	October 20, 2017	December 31, 2033	5.0%	— %
Premier Senior Living, LLC (6)	Loan receivable	725	700	August 16, 2013 (2)	August 16, 2025	9.4%	— %
Ellipsis Real Estate Partners	Loan receivable	951	951	May 4, 2018	May 4, 2028	— %	10.0%
Ellipsis Real Estate Partners	Loan receivable	1,338	1,341	September 14, 2018	September 14, 2028	— %	10.0%
Symcare ML, LLC	Loan receivable	15,000	13,530	December 26, 2018	December 31, 2033	5.0%	5.0%
YAL Borrower LLC	Interest-only loan	—	1,000	December 31, 2018	December 30, 2020	5.0%	— %
YAL Borrower LLC	Loan receivable	—	2,000	December 31, 2018	December 30, 2020	5.0%	— %
Hillcrest Millard, LLC	Loan receivable	503	480	January 1, 2019	January 1, 2028	— %	5.0%
Hillcrest Firethorn, LLC	Loan receivable	472	449	January 1, 2019	November 1, 2027	— %	5.0%
Bridgemoor Transitional Care Operations, LLC (5)	Loan receivable	1,872	1,738	June 5, 2019	June 5, 2035	— %	— %
MOC Webster, LLC	Loan receivable	576	189	June 5, 2019	June 5, 2035	— %	— %
RHS Propco Mooresville, LLC	Loan receivable	5,000	5,000	June 28, 2019	July 1, 2024	8.5%	— %
Memory Care America LLC	Loan receivable	1,198	1,526	July 31, 2019	January 1, 2024	8.5%	— %
Ellipsis Real Estate Partners LLC (9)	Mezzanine loan	474	1,223	October 25, 2019	October 1, 2022	2.5%	7.5%
Blue Bell Senior Holdings, LLC (7)	Loan receivable	490	—	February 21, 2020	March 1, 2024	5.9%	— %
PSL Care GP LLC	Loan receivable	450	—	May 6, 2020	(8)	3.5%	— %
Accrued current and long term interest		3,122	1,425
Allowance for losses on loans receivable		(28,241)	(5,915)

Carrying value of loans recorded at amortized cost		$ 16,335	$ 39,286
Javelina Ventures, LLC	Loan receivable - FVTPL	2,368	2,368	December 31, 2018	(4)	— %	5.0%
Carrying value of loans receivable		18,703	41,654
Less current portion		1,799	4,249
Long-term portion		$ 16,904	$ 37,405

(1) Mezzanine loans are due at the time of sale of the property if sale occurs earlier than the stated maturity date.
(2) Loan assumed through acquisition on February 1, 2018. Loan was originally issued by Care PSL Holdings LLC on August 16, 2013.
(3) Maturity date is the later of October 31, 2018 or the completion of the expansion projects at the Marina Point and Red Oak Facilities. The projects are not yet complete.
(4) The repayment of this loan is pursuant to Javelina Ventures Operating Agreement in which net available cash from operations will be used to repay the principal and accrued interest on this loan.
(5) This loan was issued to MOC Fort Worth, LLC; MOC Round Rock, LLC; MOC San Antonio II, LLC; MOC Webster, LLC; and Bridgemoor Transitional Care Operations, LLC.
(6) This loan was issued to Park Terrace Operating, LLC; Seneca Lake Terrace Operating, LLC; and Premier Senior Living, LLC.
(7) Maturity date is the earlier of March 1, 2024, the date that the existing debt secured by the property is refinanced, or upon termination of the management agreement.
(8) No stated maturity date for loan receivable. Principal of loan is repaid when distributions are made from the Phoenix JV(note 7).
(9) This loan was funded for the development of a memory care facility in Wyoming, MI.

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

$27,641 of the loans outstanding and $2,438 of the accrued current and long term interest as at December 31, 2020 in the table above are made to current tenant operators. Of these amounts, $23,964 has been reserved as uncollectible.

On March 26, 2018, a subsidiary of the Company entered into a loan agreement with the tenant operator of the Symphony Portfolio ("Symcare") for a principal amount of $3,659 with provisions for an additional $2,000 line of credit. The loan earns 5.00% annual interest, of which a portion is payable at a current pay rate on a monthly basis ("Current Interest"), with the remaining portion of interest accruing until the earlier of the loan's maturity or prepayment ("PIK Interest"). The maturity date of the loan is June 30, 2019. On June 29, 2018, the loan was amended to extend the line of credit to $2,122. On July 31, 2018, the loan was amended to increase the total borrowing capacity to $6,401. On August 31, 2018, the loan was amended to increase the total borrowing capacity to $7,522. On June 21, 2019 the loan was amended and the maturity date was extended to December 31, 2033.

On December 26, 2018, a subsidiary of the Company entered into a loan agreement with Symcare with a total capacity of $15,000 and a maturity date of January 1, 2033. As at December 31, 2020, Symcare had drawn $15,000 on this loan (December 31, 2019 - $13,530). The loan earned 10% interest accruing to the balance of the loan through December 1, 2019. Through and including December 1, 2022, half of the interest will accrue to the loan balance with the remaining portion payable at a current pay rate on a monthly basis. Commencing January 1, 2023 the full amount of monthly interest payments shall be paid each month.

On July 31, 2019, the Company entered into a new loan with MCA Memory Care America, LLC ("MCA") in the amount of $2,934. The loan balance represented outstanding rents owed, the remaining balance of a previously issued loan receivable and outstanding interest thereon. Through December 31, 2020, the Company has received repayment on this loan receivable of $1,868 consistent with the terms outlined in the loan agreement.

On July 17, 2020, the Company received $750 as repayment of a portion of the principal of the mezzanine loan to Ellipsis Real Estate Partners LLC. On the same date, the loan was amended and the annual interest rate was reduced to 10%.

Loans receivable and associated allowance for losses on loans receivable accounted for at amortized cost as at December 31, 2020 are as follows:

	Stage 1	Stage 2	Stage 3	Total
Loans receivable, net of loan fees	$ 11,079	$ 1,186	$ 32,311	$ 44,576
Allowance for losses on loans receivable	(127)	(236)	(27,878)	(28,241)
Loans receivable, net of allowances	$ 10,952	$ 950	$ 4,433	$ 16,335

Loans receivable and associated allowance for losses on loans receivable accounted for at amortized cost as at December 31, 2019 are as follows:

	Stage 1	Stage 2	Stage 3	Total
	Unaudited	Unaudited	Unaudited	Unaudited
Loans receivable, net of loan fees	$ 38,476	$ —	$ 6,725	$ 45,201
Allowance for losses on loans receivable	(421)	—	(5,494)	(5,915)
Loans receivable, net of allowances	$ 38,055	$ —	$ 1,231	$ 39,286

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

The changes in the gross loans receivable balance during the period ended December 31, 2020 are shown in the following table:

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

	Stage 1	Stage 2	Stage 3	Total
Total loans receivable as at December 31, 2018 - Unaudited	$ 27,173	$ 1,556	$ 11,893	$ 40,622
Loans receivable
Transfer to/(from)
Stage 1	(300)	—	300	—
Stage 2	—	(1,556)	1,556	—
Stage 3	—	—	—	—

	$ 26,873	$ —	$ 13,749	$ 40,622

Issuances	16,633	—	2,824	19,457
Repayments	(3,282)	—	(1,500)	(4,782)
Non-cash settlement	(1,748)	—	(2,913)	(4,661)
Write off of loans receivable	—	—	(5,435)	(5,435)
Total loans receivable as at December 31, 2019 - Unaudited	$ 38,476	$ —	$ 6,725	$ 45,201

Loans receivable
Transfer to/(from)
Stage 1	(25,052)	25,052	—	—
Stage 2	—	(23,897)	23,897	—
Stage 3	—	—	—	—

	$ 13,424	$ 1,155	$ 30,622	$ 45,201

Issuances	1,431	—	3,280	4,711
Repayments	(3,776)	—	(329)	(4,105)
Currency Translation	—	31	—	31
Write off of loans receivable	—	—	(1,262)	(1,262)
Total loans receivable as at December 31, 2020	$ 11,079	$ 1,186	$ 32,311	$ 44,576

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

The changes in the allowance for credit losses during the period ended December 31, 2020 are shown in the following table:

	Stage 1	Stage 2	Stage 3	Total
Total allowance for credit losses as at December 31, 2018 - Unaudited	$ 293	$ 78	$ 9,970	$ 10,341
Allowance for credit losses
Remeasurement	—	—	998	998
Transfer to/(from)
Stage 1	(3)	—	3	—
Stage 2	—	(76)	76	—
Stage 3	—	—	—	—

Total allowance for credit losses - Unaudited	$ 290	$ 2	$ 11,047	$ 11,339

Issuances	181	—	—	181
Repayments/settlements	(50)	(2)	(1,952)	(2,004)
Write off of loan receivable and allowance	—	—	(3,601)	(3,601)
Total allowance for credit losses as at December 31, 2019 - Unaudited	$ 421	$ —	$ 5,494	$ 5,915

Allowance for credit losses
Remeasurement	—	226	23,452	23,678
Transfer to/(from)
Stage 1	(269)	269	—	—
Stage 2	—	(259)	259	—
Stage 3	—	—	—	—

	$ 152	$ 236	$ 29,205	$ 29,593

Issuances	13	—	—	13
Repayments	(38)	—	(65)	(103)
Write off of loan receivable and allowance	—	—	(1,262)	(1,262)
Total allowance for credit losses as at December 31, 2020	$ 127	$ 236	$ 27,878	$ 28,241

For the year ended December 31, 2020, a loss of $23,546 (year ended December 31, 2019 - $1,003) was recorded in the consolidated statements of income (loss) and comprehensive income (loss).

INVESQUE INC.
Condensed Consolidated Interim Statements of Cash Flows
(Expressed in thousands of U.S. dollars)
Year ended December 31, 2020 with comparative information for year ended December 31, 2019

5.    Other assets:
Other assets are as follows:

	December 31, 2020	December 31, 2019
		(Adjusted - note 3)
		Unaudited

Prepaid expense	$ 2,330	$ 1,906
Security deposits and costs related to future acquisitions	682	159
Escrow deposits held by lenders	5,251	3,038
Right-of-use assets	1,889	2,199
Bond assets	881	1,071
Other	807	1,081
	$ 11,840	$ 9,454

Current	$ 9,069	$ 6,184
Non-current	2,771	3,270
	$ 11,840	$ 9,454

Escrow deposits held by lenders includes amounts held for use in payment of real estate taxes, property insurance and replacement reserves.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

6.    Investment properties:

	Number of Properties	Amount

Balance, December 31, 2018 - Unaudited	80	$ 1,115,530

Acquisitions of income properties	7	89,421
Sale of income property	(1)	(14,991)
Acquisition of control over a property previously owned through a joint venture	1	13,082
Contribution of investment properties to joint venture (note 8)	(8)	(161,047)
Transfer to property, plant and equipment (note 7)	(10)	(100,232)
Capital expenditures	—	1,934
Capital expenditures related to investment property under development	—	7,188
Increase in straight-line rents	—	8,964
Fair value adjustment	—	(6,046)
Tenant inducements	—	8,337
Amortization of tenant inducements	—	(158)
Translation of foreign operations	—	7,652

Balance, December 31, 2019 - Unaudited	69	$ 969,634

Acquisitions of income properties	1	8,202
Transfer to property, plant and equipment (note 7)	(1)	(9,869)
Capital expenditures	—	668
Capital expenditures related to investment property under development	—	4,323
Increase in straight-line rents	—	6,394
Fair value adjustment	—	(100,388)
Amortization of tenant inducements	—	(385)
Translation of foreign operations	—	3,440

Balance, December 31, 2020	69	$ 882,019

Investment properties in use		$ 863,658
Property under development		18,361
Balance, December 31, 2020		$ 882,019

At December 31, 2020, the Company used an internal valuation process to value its investment properties. Third party appraisers are engaged to prepare valuations on a portion of the portfolio annually such that one third of the portfolio is valued externally each year, and every property in the portfolio is valued externally at least once every five years. Management considers the external valuations for a cross-section of properties that represent different geographical locations across the Company's portfolio and updates, as deemed necessary, the valuation models to reflect current market data.

Acquired investment properties are initially measured at cost, including directly attributable acquisition costs, when the transactions are deemed to be asset acquisitions. Acquisition costs related to business combinations are expensed in the period incurred. Subsequent to initial recognition, investment properties are measured at fair value, determined based on

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019 available market evidence. The Company uses alternative valuation methods such as the direct capitalized income approach or discounted cash flow projections (Level 3 inputs). The fair value of investment properties reflects rental income from current leases and assumptions about rental income from future leases in light of current market conditions. When a loan is arranged with a tenant at a below market rate, the estimated fair value of the discount is recognized as a tenant inducement at the time the loan commitment is made.

Capital expenditures include costs related to expansion projects at two buildings in Canada that are jointly owned. The Company has committed to fund its share of the projects as the expansions are completed.

On April 1, 2019, the Company exchanged its majority ownership interest in the operations of a property previously owned through a joint venture located in Lansdale, PA for the partner's minority ownership interest in the real estate of the property resulting in the acquisition of control over the real estate. The transaction resulted in the consolidation of investment property of $13,082 and assumption of mortgages payable of $9,743. On October 1, 2019, the Company acquired the operations pursuant to the transaction described below. As of the date of the acquisition of the property's operations it met the criteria of owner occupied property, and its corresponding assets were reclassified as property, plant and equipment.

On June 29, 2019, the Company entered an agreement with Greenfield Senior Living ("Greenfield") whereby the Company has acquired 100% of Greenfield's interests in 13 properties in which the Company previously had an ownership interest. Ten of these properties were previously triple-net leased to Greenfield and the Company has acquired Greenfield's interest in the operations at each property. Three of these properties were previously held in a joint arrangement in which the Company owned an 80% interest in both the real estate and the operations of each property. As of the date of each property's transition, it met the criteria of owner occupied property, and its corresponding assets were reclassified as property, plant and equipment.

On May 6, 2020, the Company contributed a previously triple-net leased property to a subsidiary partially owned by Phoenix Senior Living (note 7).

The Company is also continuing to review market capitalization, discount and terminal capitalization rates as well as its future cash flow projections and the valuation of its properties in light of the COVID-19 pandemic. The carrying value for the Company’s investment properties reflects its best estimate for the highest and best use as at December 31, 2020. It is not possible to forecast with certainty the duration and full scope of the economic impact of COVID-19 and other consequential changes it will have on the Company’s business and operations, both in the short term and in the long term. In a long term scenario, certain aspects of the Company’s business and operations that could potentially be impacted include rental income, occupancy, turnover, future demand, and market rents, which all ultimately impact the underlying valuation of investment properties.

Th following table summarizes the significant unobservable inputs in determining fair value:

Significant unobservable inputs	Inter-relationship between significant unobservable inputs and fair value measurements

Capitalization rates	There is an inverse relationship between the capitalization rates and the fair value; in other words, the higher the capitalization rate, the lower the estimated fair value.

Stabilized future cash flows	There is a direct relationship between the stabilized future cash flows and the fair value; in other words, the higher the stabilized future cash flows, the higher the estimated fair value.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

The capitalization rates used in determining fair value of investment properties measured as at December 31, 2020 and December 31, 2019 are set out in the following table:

	December 31, 2020	December 31, 2019
		Unaudited

Capitalization rate - range	5.85% - 9.00%	6.50% - 8.75%
Capitalization rate - weighted average	8.06%	7.89%

The fair value of investment properties is most sensitive to changes in capitalization rates and stabilized future cash flows. Changes in the capitalization rates and stabilized future cash flows would result in the following changes in the fair value of the Company's investment properties:

	December 31, 2020	December 31, 2019
Unaudited

Investment property valued using direct capitalization income approach	$ 617,931	$ 793,724
Investment property valued using discounted cash flow projection	$ 139,727	$ 162,501
Investment property valued using other methods	$ 124,361	$ 13,409

Capitalization rate:
25-basis point increase	$ (18,727)	$ (24,519)
25-basis point decrease	$ 19,945	$ 26,146

In addition, a 1% increase in stabilized future cash flows would result in a portfolio fair value increase of $6,179. A 1% decrease in stabilized future cash flows would result in a portfolio fair value decrease of $6,179. A 1% increase in stabilized future cash flows coupled with a 0.25% decrease in capitalization rates would result in a portfolio fair value increase of

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

$26,324. A 1% decrease in stabilized future cash flows coupled with a 0.25% increase in capitalization rates would result in a portfolio fair value decrease of $24,719.

(a) Asset acquisitions - year ended December 31, 2020

Rogers, AR
Number of consolidated properties acquired:	1

Net assets acquired:
Investment properties	$ 8,202

Working capital balances	50

$ 8,252

Consideration paid/funded:
Cash	3,399

Proceeds from mortgage payable, net of fees	4,853

$ 8,252

On November 17, 2020, The Company acquired a memory care facility leased to an operator located in Rogers, AR for a contractual purchase price of $8,150 plus transaction costs. The Company entered into a new mortgage secured by the property to fund $4,920 of the purchase price and funded the remainder of the purchase with cash on hand.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

(b) Asset acquisitions and dispositions - year ended December 31, 2019 - Unaudited

	Allen, TX	Symcare Properties	Mooresville, IN	Constant Care	Total
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
Number of consolidated properties acquired (disposed):	1	3	(1)	3	6

Net assets acquired (disposed):
Investment properties	$ 8,136	$ 51,323	$ (14,991)	$ 29,962	$ 74,430

Working capital balances	—	(586)	104	—	(482)

	$ 8,136	$ 50,737	$ (14,887)	$ 29,962	$ 73,948

Consideration paid/funded (received):
Cash	2,445	46,937	(9,887)	25,613	65,108

Proceeds from mortgage payable, net of fees	5,591	—	—	—	5,591

Deposit applied against purchase price	100	—	—	—	100

Common shares issued	—	3,800	—	—	3,800

Loans issued to buyer	—	—	(5,000)	—	(5,000)

Issuance of Exchangeable Units	—	—	—	2,049	2,049

Repayment of loan receivable principal and accrued interest	—	—	—	2,300	2,300

	$ 8,136	$ 50,737	$ (14,887)	$ 29,962	$ 73,948

i)On January 16, 2019, the Company acquired a memory care facility leased to an operator located in Allen, TX for a contractual purchase price of $8,100 plus transaction costs. The Company entered into a new mortgage secured by the property to fund $5,693 of the purchase price and funded the remainder of the purchase with cash on hand.

ii)On March 15, 2019, the Company acquired a skilled nursing property located in Oswego, IL from Symcare for a contractual purchase price of $22,000 plus transaction costs funded with cash on hand. The original master lease with the Symcare operator was amended to include this new building.

iii)On April 30, 2019, the Company acquired two skilled nursing properties located in Chicago, IL and Glendale, WI from Symcare for a total contractual purchase price of $30,000 plus transaction costs. The transaction was funded by the issuance of 555,556 common shares and cash on hand. The original master lease with the Symcare operator was amended to include these new buildings.

iv)On June 28, 2019, the Company sold its interest in a property located in Mooresville, IN for total consideration of $15,000, less transaction costs. The consideration was paid in the form of cash and a $5,000 loan receivable issued to the buyer of the property. The loan receivable earns annual interest of 8.5% and matures on July 1, 2024.

v)On August 30, 2019, the Company purchased three memory care facilities located in Fishers, IN; Greenwood, IN; and Zionsville, IN for a total contractual purchase price of $30,786, plus transaction costs. The transaction was

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019 funded by the repayment of $2,300 of outstanding loans receivable principal and accrued interest, issuance of $2,049 in Class B LP units with the right to exchange units into common shares of the Company at the option of the unit holder ("Exchangeable Units"), and cash on hand.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

7.    Property, plant and equipment, net:
(a) Property, plant and equipment, net:

Property, plant and equipment consists of the following as at December 31, 2020 and 2019:

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Land	Buildings	Furniture, fixtures and equipment	Properties under development	Total
Cost
Balance, December 31, 2018 - Unaudited	$ —	$ —	$ 585	$ —	$ 585
Additions through business combinations - Commonwealth	18,034	321,491	5,221	893	345,639
Additions through business combinations - Greenfield	5,024	28,228	3,178	—	36,430
Additions through settlement of loans receivable	2,500	—	—	—	2,500
Additions	—	640	591	44	1,275
Transfers from investment property	6,004	93,782	446	—	100,232
Assets transferred to held for sale	(3,560)	(8,183)	(458)	—	(12,201)
Balance, December 31, 2019 - Unaudited	$ 28,002	$ 435,958	$ 9,563	$ 937	$ 474,460
Additions	—	2,584	2,216	6,469	11,269
Disposals	—	—	(63)	—	(63)
Transfers to joint venture	(316)	(11,336)	(226)	—	(11,878)
Transfer from investment property	488	9,182	199	—	9,869
Acquisition of Royal JV	1,232	23,184	607	—	25,023
Acquisition of Fayetteville	524	9,843	505	—	10,872
Acquisition of Albany operations	—	—	259	—	259
Sale of Tampa	(143)	(2,707)	(29)	—	(2,879)
Asset transferred to held for sale	(960)	(1,420)	(188)	—	(2,568)
Balance, December 31, 2020	$ 28,827	$ 465,288	$ 12,843	$ 7,406	$ 514,364

Accumulated depreciation
Balance, December 31, 2018 - Unaudited	—	—	78	—	78
Depreciation and amortization	—	13,930	510		14,440
Balance, December 31, 2019 - Unaudited	$ —	$ 13,930	$ 588	$ —	$ 14,518
Depreciation and amortization	—	46,322	2,247	—	48,569
Disposals	—	—	(3)	—	(3)
Transfers to joint venture	—	(111)	(10)	—	(121)
Asset transferred to held for sale	—	(397)	(27)	—	(424)

Balance, December 31, 2020	$ —	$ 59,744	$ 2,795	$ —	$ 62,539

Property, plant and equipment, net balance, December 31, 2019 - Unaudited	$ 28,002	$ 422,028	$ 8,975	$ 937	$ 459,942
Property, plant and equipment, net balance, December, 2020	$ 28,827	$ 405,544	$ 10,048	$ 7,406	$ 451,825

(b) Acquisitions - year ended December 31, 2020

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Royal	Fayetteville	Albany operations	Total
Properties	5	1	—	6

Property, plant and equipment	$ 25,023	$ 10,872	$ 259	$ 36,154
Cash balance acquired	1,388	625	68	2,081
Working capital balances	(147)	(101)	(327)	(575)
Mortgages assumed	(22,822)	(6,848)	—	(29,670)

	$ 3,442	$ 4,548	$ —	$ 7,990

Consideration paid:

Fair value of previously held interest	3,442	4,072	—	7,514
Cash paid	—	476	—	476

	$ 3,442	$ 4,548	$ —	$ 7,990

On May 6, 2020 the Company acquired 100% of Royal Senior Living’s ("Royal") interest in five joint venture properties in which the Company already had a majority ownership interest ("Royal JV"). Simultaneous with this transaction, management of four of these properties was transitioned to Phoenix Senior Living (“Phoenix") and combined with two assets in the Company’s portfolio already managed by Phoenix. On May 6, 2020 the Company acquired the minority partner's interest in one of these properties, Fayetteville, for $476.

The Company owns a controlling 90% interest in the entity that owns and operates the six assets, and as a result they have been consolidated following this transaction. The Company received total consideration of $1,126 from Phoenix for their buy-in to the entity, of which $650 was received in cash and $476 in a note to an affiliate of Phoenix for the remaining portion of their 10% ownership in the entity. $26 of the note has been repaid as of December 31, 2020.

(c) Dispositions and transfers - year ended December 31, 2020

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Arlington Sale	Glassboro to Joint Venture	Tampa Sale	Total
Properties	(1)	(1)	(1)	(3)

Property, plant and equipment	$ (12,201)	$ (11,757)	$ (2,879)	$ (26,837)
Working capital balances	67	(57)	(121)	(111)

	$ (12,134)	$ (11,814)	$ (3,000)	$ (26,948)

Consideration paid (received):

Equity contributed to joint venture	—	(3,016)	—	(3,016)
Gain (loss) on sale of property	(221)	103	—	(118)
Note issued to joint venture partner	—	(490)	—	(490)
Repayment/contribution of mortgages payable	(8,000)	(8,411)	—	(16,411)
Cash proceeds received, net	(3,913)	—	(3,000)	(6,913)

	$ (12,134)	$ (11,814)	$ (3,000)	$ (26,948)

On February 28, 2020, the Company sold a seniors housing property located in Arlington, TX for a sale price of $12,450 before closing costs. This property was previously recorded as held for sale. The consideration was paid in the form of an $8,000 repayment of the mortgage secured by the property and $3,900 of cash.

On February 21, 2020, the Company entered into a joint venture agreement with the operator Heritage Senior Living ("Heritage") for a property in Glassboro, NJ. Heritage operates the property pursuant to a management agreement. The Company sold 10% of its interest in the property and operations for $490, satisfied through a promissory note earning 5.91% annual interest. The promissory note matures at the earlier of March 1, 2024, the date that the existing debt secured by the property is refinanced, or upon termination of the management agreement.

The remaining asset in the former five property Royal JV, a seniors housing community in Tampa, FL, was non-strategic for the Company, and was sold to a third party on May 11, 2020 for $3,290 less transaction costs.

(d) Acquisitions - the year ending December 31, 2019 - Unaudited

The following table summarizes the allocation of the purchase price to each major category of assets acquired and liabilities assumed at the date of acquisition and the major categories of consideration transferred for acquisitions which were accounted for as business combinations under IFRS 3. The Company finalized the purchase price during the three months ended March 31, 2020.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Commonwealth Tranche I	Commonwealth Tranche II	Greenfield Transition	Total
	Unaudited	Unaudited	Unaudited	Unaudited
Properties Acquired	17	3	13	33

Property, plant and equipment	$ 286,695	$ 58,051	$ 36,430	$ 381,176
Construction in progress	893	—	—	893
Assumption of mortgages payable	(9,523)	(34,475)	(22,522)	(66,520)
Prepayment embedded derivatives	—	2,991	—	2,991
Mark to market debt adjustments	(278)	(5,867)	—	(6,145)
Working capital balances	(2,964)	1,010	559	(1,395)
Previous interest in joint venture	—	—	(9,863)	(9,863)

	$ 274,823	$ 21,710	$ 4,604	$ 301,137

Consideration paid:

Issuance of preferred units	53,587	12,093	—	65,680
Proceeds from Commonwealth Facility	174,069	—	—	174,069
Satisfaction of rent receivable	—	—	1,522	1,522
Cash on hand	47,167	9,617	3,082	59,866

	$ 274,823	$ 21,710	$ 4,604	$ 301,137

On August 1, 2019, a wholly owned subsidiary of the Company closed on the first tranche of the purchase of Commonwealth Senior Living, LLC ("Commonwealth"). The first tranche of the acquisition includes 17 private pay seniors housing properties in addition to the Commonwealth management company (collectively, "Commonwealth Tranche I"). The Commonwealth management company operates all 17 properties purchased.

The total contractual purchase price for Commonwealth Tranche I was $285,357 for property, plant and equipment and $893 for construction in progress related to development projects ongoing at certain properties in the portfolio, subject to working capital adjustments and transaction costs. The acquisition was funded through $176,000 in new debt secured by 16 of the properties, the assumption of $9,523 in debt secured by one of the properties, the issuance of $53,587 of preferred interests in the Company's acquiring subsidiary entity and cash on hand.

On December 23, 2019, a wholly owned subsidiary of the Company closed on the second tranche of the purchase of Commonwealth which included the acquisition of 3 private pay seniors housing properties (collectively, "Commonwealth Tranche II"). The 3 properties are operated by the Commonwealth management company. The total contractual purchase price of Commonwealth Tranche II was $55,000. The acquisition was funded through the assumption of $34,475 in debt secured by the properties, the issuance of $12,093 of preferred interests in the Company's acquiring subsidiary entity and cash on hand. For the year ended December 31, 2019, the consolidated statements of income (loss) and comprehensive income (loss) includes transaction costs of $4,556 related to the acquisition of Commonwealth.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

For the year ended December 31, 2019, the Commonwealth portfolio has contributed revenue of $29,180 and net loss of $12,092. Had the acquisition of the Commonwealth portfolio taken place on January 1, 2019, revenue for the Company for the year ended December 31, 2019 would have been $199,220 and net loss for the Company would have been $19,409.

Pursuant to the Commonwealth purchase agreement, the Company may be required to fund one or more earnout payments relating to six communities that had not yet reached stabilization at the time of acquisition by the Company. These earnout payments are only payable in the event specific occupancy and earnings before interest, income taxes, depreciation, amortization and rent ("EBITDAR") thresholds have been satisfied, and must be met prior to the third anniversary of closing at which time the earnout payment obligation will cease to exist. The earnout payments, when funded, will consist of a combination of cash and additional preferred interests. At this time, given the performance of one of the six communities, the Company has recorded an expense related to the increase in the fair value of contingent consideration in the consolidated statements of income (loss) and comprehensive income (loss) in the amount of $3,256, which was paid through the issuance of $1,701 of Commonwealth preferred units and $1,555 of cash on hand. The Company has recorded a liability of $2,254 in the financial statements associated with this commitment relating to the remaining five communities based on the weighted average probably of earnout payments owed using estimated future results at the properties.

On June 29, 2019, the Company entered into an agreement with Greenfield Senior Living ("Greenfield") whereby the Company would acquire 100% of Greenfield's interests in 13 properties in which the Company already has an ownership interest ("Greenfield Transition"). Ten of these properties were previously triple-net leased to Greenfield and the Company acquired Greenfield's interest in the operations at each property. The remaining three properties were previously held in a joint venture and were managed by Greenfield.

On September 3, 2019, three properties that were previously triple-net leased to Greenfield transitioned operations to a subsidiary of the Company. During October of 2019, seven properties that were previously triple-net leased to Greenfield transitioned operations. As of the date of these transitions, the assets were determined to be owner occupied property, and the corresponding assets are classified as property, plant and equipment.

On August 2, 2019, a property that was previously held in a joint venture and managed by Greenfield transitioned operations to the management of Commonwealth, a subsidiary of the Company. On October 1, 2019, a property that was previously held in a joint venture and managed by Greenfield transitioned operations to the management of Commonwealth. As of the date of this transition, the assets were determined to be owner occupied property, and the corresponding assets are classified as property, plant and equipment.

As of December 31, 2019, the Company completed the Greenfield Transition and acquired Greenfield's ownership interest in 13 properties which included Greenfield's 100% interest in operations at 10 properties as well as Greenfield's 20% interest in both the real estate and operations at 3 additional properties. The Company previously owned the real estate of the 10 properties in which it acquired operations and had leased the properties to Greenfield under a triple net lease. The Company previously owned 80% of the other 3 properties and accounted for its interests in these as investments in joint ventures (note 8). Upon completion of this transaction, the Company owns a 100% interest in both the real estate and operations of the 3 properties. Since these acquisitions were completed in steps, the Company remeasured its original interests to fair value. The total contractual purchase price of the Greenfield Transition was $4,708 which was funded through satisfaction of outstanding rent receivable of $1,522 owed by

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

Greenfield and cash on hand. For the year ended December 31, 2019, the consolidated statements of income (loss) and comprehensive income (loss) includes transaction costs of $1,342 related to the Greenfield Transition.

For the year ended December 31, 2019, the Greenfield transitioned ownership has contributed revenue of $6,542 and net loss of $942. Had the Greenfield transition taken place on January 1, 2019, revenue for the Company for the year ended December 31, 2019 would have been $165,186 and net loss for the Company would have been $8,403.

(e) Assets held for sale

The following table summarizes the significant assets held for sale on December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Unaudited
Assets:
Property, plant and equipment, net	$ 2,144	$ 12,201

	$ 2,144	$ 12,201

On November 27, 2019, the Company entered into a definitive agreement to sell a seniors housing property located in Arlington, TX. This property was the remaining property from the joint venture with Greenfield that transitioned full ownership to a subsidiary of the Company and still remained under the operations of Greenfield. The sale price was $12,450 before closing costs and was settled in cash. On February 28, 2020 the transaction was completed.

In June 2020 the Company ceased operations in and listed for sale a property located in Richmond, VA. The Company has successfully transitioned all residents from this property into new locations in order to prepare the building for sale. The assets are classified as held for sale on the consolidated statement of financial position at December 31, 2020.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

8.    Joint arrangements:
As at December 31, 2020, the following are the Company's joint arrangements:

Joint arrangement	Number of properties	Location	Company ownership	Consolidation type

Invesque-Autumnwood Landlord	4	Canada	50%	Joint operation (1)
Invesque-Autumnwood Operator	—	Canada	50%	Joint venture (2)
Calamar	2	United States	75%	Joint venture (3)
Heritage JV	3	United States	80%	Joint venture (3)
Heritage Newtown	1	United States	80%	Joint venture (3)
Heritage Harleysville	1	United States	90%	Joint venture (3)
Heritage Glassboro	1	United States	90%	Joint venture (3)
Jaguarundi	8	United States	61%	Joint venture (4)

(1) The Company directly holds its interest in the real estate joint operation.
(2) These joint venture arrangements have been structured through separate legal entities and lease the properties from the joint operation landlord.
(3) These joint venture arrangements have been structured through separate legal entities. The joint venture owns an interest in separate legal entities which own the real estate and operations.
(4) The joint venture owns an interest in separate legal entities which own the real estate and leases the properties to third party operators.

The Company has entered into a number of joint arrangements for the purpose of jointly owning and operating certain of its seniors housing investments as detailed in the table above.

On April 1, 2019, the Company exchanged its majority ownership interest in the operations of a property previously owned through a joint venture located in Lansdale, PA for the partner's minority ownership interest in the real estate of the property resulting in the acquisition of control over the real estate.

During the year ended December 31, 2019, the Company acquired the joint venture partner's ownership of the three properties previously held in the Greenfield JV. Through the Greenfield Transition transaction, the wholly owned assets were determined to be owner occupied property, and the corresponding assets are classified as property, plant and equipment.

The Company and Autumnwood each owns a 50% direct beneficial interest in the real estate assets of the Invesque-Autumnwood Landlord entity and are jointly obligated for the related mortgages for a portfolio of four properties which are accounted for as joint operations and are accounted for under the proportionate consolidation method. The Company's 50% interest in the operations of these properties is held through separate legal entities (collectively referred to as "Invesque-Autumnwood Operators"), which under IFRS 11, Joint arrangements, are accounted for as joint ventures using the equity method. Invesque-Autumnwood Operators have leased the real estate from the landlords under their respective lease agreements. These leases are for three-year periods, with six automatic renewals every third anniversary for a total of 21 years. The Company's share of the landlords' lease receipts, $3,118 for the year ended December 31, 2020 (year ended December 31, 2019 - $3,024), is reported as lease revenue from joint ventures. Invesque-Autumnwood Operators lease

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019 expense is included in the share of income from joint ventures in the consolidated statements of income (loss) and comprehensive income (loss).

The Company has an interest in eight seniors housing and care properties in the United States in which it also owns an interest in the operations at those properties through joint arrangements. In these joint arrangements, the Company owns an interest in the real estate and operations through separate legal entities at each of the properties and has management agreements in place to provide for the day to day operations resulting in joint control of the interests. Each of these joint arrangements are accounted for as joint ventures using the equity method and the Company's share of net income is included in income from joint ventures in the consolidated statements of income (loss) and comprehensive income (loss).

On June 5, 2019, the Company contributed eight investment properties to Jaguarundi Ventures, LP, a joint venture formed with Magnetar Financial LLC (collectively, "Magnetar"), a related party. The Company received $23,000 from its joint venture partner in the arrangement in exchange for a 39.49% interest in the joint venture. The properties contributed had an investment property value of $161,047 and total mortgage indebtedness of $102,692. The Company provides a guarantee on the outstanding mortgage balances of the joint venture in exchange for a fee equal to 15 basis points on the amount guaranteed. The Company earns an asset management fee of 25 basis points based on gross asset value. For the year ended December 31, 2020, the Company has earned guaranty fees of $60 (year ended December 31, 2019 - $39) and management fees of $403 (year ended December 31, 2019 - $229) from Jaguarundi Ventures included in other revenue in the consolidated statements of income (loss) and comprehensive income (loss).

On May 6, 2020 the Company acquired 100% of Royal Senior Living’s ("Royal") interest in five joint venture properties in which the Company already had a majority ownership interest ("Royal JV") (Note 7).

In addition to the five-asset Royal joint venture referenced above, the Company also had a single-asset joint venture with Royal which owned a seniors housing community in Eatonton, GA ("Royal Eatonton"). Royal purchased the Company’s 65% ownership interest in the community on May 6, 2020. Cash proceeds to the Company for this sale were $1,447. Following this transaction, the Company and Royal no longer have any shared interests in joint arrangements.

The following tables summarize the information about the Company's investment in joint ventures, which have been accounted for under the equity method:

	Year ended December 31, 2020	Year ended December 31, 2019
(Adjusted - note 3)
Unaudited

Cash contributions to joint ventures	$ 1,855	$ 14,391
Distributions received from joint ventures	$ 3,803	$ 5,897

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	December 31, 2020		December 31, 2019
	Net assets	Company share of net assets	Net assets	Company share of net assets
			(Adjusted - note 3)	(Adjusted - note 3)
			Unaudited	Unaudited

Cash	$ 5,480	$ 4,152	$ 8,288	$ 5,959
Tenant and other receivables	3,204	1,765	5,192	3,374
Other	923	839	1,032	793
Current assets	9,607	6,756	14,512	10,126

Investment properties	292,526	204,399	361,970	256,945
Property, plant and equipment, net	26,317	19,044	26,878	19,567
Loans receivable	3,885	55	13,978	9,010
Other non-current assets	481	362	1,107	927

Total assets	$ 332,816	$ 230,616	$ 418,445	$ 296,575

Accounts payable and accrued liabilities	$ 6,753	$ 4,787	$ 7,578	$ 5,441
Unearned revenue	712	585	724	560
Mortgages payable - current	25,332	17,311	29,424	21,207
Current liabilities	32,797	22,683	37,726	27,208

Mortgages payable - non-current	187,120	135,298	217,627	156,853
Loan commitment liability	416	252	2,359	1,478
Derivative instruments	7,249	5,615	2,627	2,012
Other non-current liabilities	2,286	1,510	1,702	1,030

Total liabilities	$ 229,868	$ 165,358	$ 262,041	$ 188,581

Net assets	$ 102,948	$ 65,258	$ 156,404	$ 107,994

Loan commitment liability represents the fair value of commitments made by the Company to issue loans at rates below market value.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Year ended December 31, 2020		Year ended December 31, 2019
	Net income (loss)	Company share of net income (loss)	Net income (loss)	Company share of net income (loss)
			Unaudited	Unaudited

Revenue	$ 65,249	$ 40,457	$ 78,954	$ 52,564
Other income	1,582	1,294	—	—
Property operating expense	(43,259)	(25,536)	(56,013)	(36,097)
Depreciation expense	(724)	(546)	(1,326)	(995)
Finance costs	(9,294)	(6,591)	(10,762)	(8,048)
Real estate tax expense	(1,609)	(974)	(1,021)	(618)
General and administrative expenses	(3,272)	(1,974)	(515)	(352)
Allowance for credit losses on loans and interest receivable	(14,800)	(11,957)	—	—
Change in fair value of financial instruments	(4,622)	(3,603)	(3,010)	(2,465)
Change in fair value of investment properties	(33,830)	(25,299)	(16,272)	(10,788)
Net loss, prior to distributions to owners	$ (44,579)	$ (34,729)	$ (9,965)	$ (6,799)

Related party transactions occur between the Company and its joint ventures. These related party transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to between the parties. Except as disclosed elsewhere in these consolidated financial statements, the related party balances are included in accounts payable, other receivables, loans receivable, and lease revenue from joint ventures.

The following table summarizes information about the gross balance of mortgages payable at the joint ventures:

	December 31, 2020	December 31, 2019
Unaudited

Mortgages at fixed rates:
Mortgages (principal) (1)	$ 170,814	$ 163,307
Interest rates	3.99% to 4.98%	3.99% to 4.98%
Weighted average interest rate	4.30%	4.33%

Mortgages at variable rates:
Mortgages (principal)	$ 42,635	$ 84,745
Interest rates	LIBOR plus 2.40% to LIBOR plus 3.00%	LIBOR plus 2.40% to LIBOR plus 3.00%
Weighted average interest rate	3.88%	4.56%

Blended weighted average rate	4.22%	4.41%

(1) Includes $114,589 of variable rate mortgages that are fixed with interest rate swaps.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

The following tables summarize the information about the Company's investment in Jaguarundi Ventures, LP, which have been accounted for under the equity method and included in tables above. Jaguarundi Ventures, LP is shown separately below due to significance of the interest in the joint venture. The joint venture was formed on June 5, 2019. During the year ended December 31, 2020, the Company has made cash contributions of $1,428 to Jaguarundi Ventures, LP (year ended December 31, 2019 - $11,894). During the year ended December 31, 2020, the Company has not received any distributions from Jaguarundi Ventures, LP (year ended December 31, 2019 - NIL).

	December 31, 2020		December 31, 2019
	Net assets	Company share of net assets	Net assets	Company share of net assets
			(Adjusted - note 3)	(Adjusted - note 3)
			Unaudited	Unaudited

Cash	$ 1,658	$ 1,003	$ 3,936	$ 2,382
Tenant and other receivables	1,602	969	1,620	980
Other	110	68	—	—
Current assets	3,370	2,040	5,556	3,362

Investment properties	143,785	86,999	162,660	98,420
Loans receivable	—	—	10,120	8,972

Total assets	$ 147,155	$ 89,039	$ 178,336	$ 110,754

Accounts payable and accrued liabilities	$ 1,918	$ 1,160	$ 2,154	$ 1,303
Unearned revenue	—	—	82	50
Mortgages payable - current	15,227	9,214	2,122	1,284
Current liabilities	17,145	10,374	4,358	2,637

Mortgages payable - non-current	84,149	50,916	99,542	60,229
Loan commitment liability	416	252	2,359	1,428
Derivative instruments	1,602	969	659	399
Other non-current liabilities	1,700	1,029	1,700	1,029

Total liabilities	$ 105,012	$ 63,540	$ 108,618	$ 65,722

Net assets	$ 42,143	$ 25,499	$ 69,718	$ 45,032

The Company provides a guarantee on the outstanding mortgage balances of the Jaguarundi Ventures, LP in exchange for a fee equal to 15 basis points on the amount guaranteed. As of December 31, 2020, the outstanding mortgages balance of Jaguarundi Ventures, LP is $99,376. As of December 31, 2020, the value of the properties that collateralize the mortgages is $143,785 and is sufficient to support the mortgage values.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Year ended December 31, 2020		Year ended December 31, 2019
	Net income (loss)	Company share of net income (loss)	Net income (loss)	Company share of net income (loss)
			Unaudited	Unaudited

Revenue	$ 14,423	$ 8,638	$ 8,417	$ 5,048
Finance costs	(3,859)	(2,182)	(2,847)	(1,723)
Real estate tax expense	(1,609)	(974)	(1,021)	(618)
General and administrative expenses	(3,318)	(2,008)	(515)	(352)
Allowance for credit losses on loans and interest receivable	(14,800)	(11,956)	—	—
Change in fair value of financial instruments	(942)	(570)	(126)	(76)
Change in fair value of investment properties	(19,294)	(11,585)	(5,621)	(4,219)
Net loss, prior to distributions to owners	$ (29,399)	$ (20,637)	$ (1,713)	$ (1,940)

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

9.    Credit facilities:
The credit facilities are recorded net of loan fees, which are capitalized when paid, and amortized into finance cost over the terms of the related loans using the effective interest rate method.

	December 31, 2020	Borrowing rate at December 31, 2020	December 31, 2019	Borrowing rate at December 31, 2019
			Unaudited	Unaudited

Credit Facility Term (1)	$ 200,000	4.66%	$ 200,000	4.51%
Credit Facility Revolver (3)	190,500	3.58%	173,750	4.43%
MOB Facility USD denominated portion	21,286	2.34%	21,286	3.96%
MOB Facility CAD denominated portion (1) (2)	66,904	4.32%	65,589	4.32%
Magnetar Facility	10,000	9.00%	15,000	8.50%
Commonwealth Facility (1)	176,000	3.84%	176,000	3.84%
Finance costs, net	(4,094)	—	(4,666)	—
Carrying value	$ 660,596	4.09%	$ 646,959	4.36%
Less current portion	10,000		14,569
Long-term portion	$ 650,596		$ 632,390
(1) This facility is fixed with an interest rate swap.
(2) This facility is denominated in Canadian dollars with a principal amount of CAD$85,202.
(3) $75,000 of this facility is fixed with interest rate swaps.
On December 20, 2018 the Company entered into an agreement for an unsecured credit facility (the "Credit Facility") with a $400,000 capacity. The Credit Facility is comprised of a $200,000 term loan and a $200,000 revolving line of credit. The term loan has a maturity date of December 20, 2023, while the revolving line of credit has a maturity date of December 20, 2022, with a one year extension option, subject to lender approval. The Credit Facility bears interest at a rate of LIBOR plus an applicable margin based on the Company's consolidated leverage ratio, with an option to use a rate based on Base Rate, as defined in the agreement, plus an applicable margin.

The borrowing capacity of the Credit Facility is based on the undepreciated book value of an unencumbered pool of assets. Per the agreement, the Company's leverage could not exceed 62.5% through December 31, 2019, reducing to 60% thereafter. The agreement also provides for the Company's leverage to increase to 65% for two quarters following any material acquisition (the "surge period"). Per the agreement, the fixed charge ratio shall not be less than 1.75 to 1.0. On November 7, 2019, the Company amended the terms of the Credit Facility to extend the surge provision period following a material acquisition for both the maximum consolidated total leverage ratio covenant and unencumbered pool leverage covenant. The maximum consolidated total leverage ratio covenant can increase to 65% for four quarters starting with the third quarter of 2019. The unencumbered pool leverage ratio may increase to 65% for two quarters starting with the third quarter of 2019, reducing to 62.5% for two quarters after that, and reducing back to 60% thereafter. The Company's acquisition of Commonwealth is considered a material acquisition under the terms of the Credit Facility.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

On November 4, 2020, the Company entered into an agreement to modify the Credit Facility, in which the facility will be permanently converted to a facility secured by pledges of equity in the special purposes entities which own the properties making up a borrowing base. The minimum fixed charge coverage ratio covenant will permanently decrease from 1.75 to 1.60. Per the agreement, the Company will be granted a surge period effective with the quarterly reporting period ended September 30, 2020 through June 30, 2021. During the surge period, the consolidated leverage ratio covenant will be increased from 60% to 65%, the advance rate will increase from 60% to 65% of the borrowing base, the applicable margin for LIBOR loans will increase 15 basis points, and the implied interest rate used to calculate the debt service coverage amount will decrease from 6.0% to 5.75%.

The table below shows the applicable margins at each leverage ratio during the surge period, which includes a 15 basis point increase:

Level	Consolidated Leverage Ratio	Applicable Margin for Revolving Credit LIBOR Loans	Applicable Margin for LIBOR Loans that are Term Loans
1	Less than 40%	1.75%	1.70%
2	Equal to or greater than 40% but less than 45%	1.90%	1.85%
3	Equal to or greater than 45% but less than 50%	2.05%	2.00%
4	Equal to or greater than 50% but less than 55%	2.20%	2.15%
5	Equal to or greater than 55% but less than 60%	2.35%	2.30%
6	Equal to or greater than 60% but less than 65%	2.60%	2.55%

On May 1, 2018, a wholly owned subsidiary of the Company entered into a secured credit facility ("MOB Facility") for the purpose of funding the acquisition of 14 medical office buildings. The facility has maximum commitment amounts of CAD$90,060, with a borrowing rate of the BA Rate plus 220 basis points, and a US Dollar commitment of $22,515, with a borrowing rate of LIBOR plus 220 basis points. The facility provides for interest-only payments through its maturity date of May 1, 2023. Per the terms of the agreement, CAD$4,858 and USD$1,228 are reserved for the construction of tenant improvements and the payment of leasing commissions for leases entered into after the closing of the transaction. On May 1, 2018, in conjunction with the acquisition, the Company drew CAD$85,202 and USD$16,647. The facility also included an allocation of USD$4,460 for the acquisition of an additional medical office property in Williamsville, New York. On June 28, 2018, the Company amended the terms of the agreement to increase the borrowing capacity for the Williamsville, New York property to USD$6,572. The company drew a total of USD$6,572 in conjunction with the closing of the Williamsville asset on July 9, 2018. On December 31, 2018, the Company repaid USD$1,933 on the facility. On September 21, 2020, the Company entered into an amendment to the MOB Facility that reset certain loan covenant levels. Pursuant to the terms of the amendment, during a test period beginning June 30, 2020, the Company's debt yield covenant level was reduced to 5.75% (which increases to 8.00% at December 31, 2021).

On July 26, 2019, the Company entered into a credit agreement with Magnetar for a principal amount of $30,000, annual interest rate of 8.5%, and an initial maturity of one year with a one year extension option. On December 5, 2019, the Company repaid $15,000 on the facility. On June 5, 2020, the Company gave notice of intent to exercise the one year extension option and per the Magnetar Facility credit agreement the interest rate increased to 9.0%. On June 16, 2020, the Company repaid $5,000 on the Magnetar Facility.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

On August 1, 2019, a wholly owned subsidiary of the Company entered into a secured credit facility ("Commonwealth Facility") for the purpose of funding the acquisition of Commonwealth Tranche I. The $176,000 new debt secured by 16 properties has a maturity date of August 1, 2024, with 2 available extension options. It bears interest at a rate of LIBOR plus 215 basis points. The agreement also provides for an accordion feature that would extend the capacity of the loan by an additional $50,000 subject to certain terms and conditions provided for in the agreement. Pursuant to the terms of the Commonwealth Facility, the Company is required to maintain a debt yield of 8.0% (which increases to 8.75% at September 30, 2021) as well as a Debt Service Coverage Ratio of 1.25.

On January 17, 2020, the Company entered into an amendment to the Commonwealth Facility that established a $10,000 capital improvements holdback ("Holdback"). The Holdback provides funding to the Company for reimbursement of capital improvements made to the properties encumbered by the Commonwealth Facility. The amendment allows the Company to be reimbursed for 65% of capital improvement costs incurred. On January 26, 2021, the Company drew $4,453 from the Holdback for reimbursement of expenses incurred for adding additional units to the Abingdon, South Boston and Front Royal properties.

Future principal repayments of the credit facilities are as follows:

Aggregate principal payments
2021	$ 10,000
2022	190,500
2023	288,190
2024	176,000
2025	—
Thereafter	—
Total	$ 664,690

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

10.    Mortgages payable:
Mortgages payable consist of the following as at December 31, 2020:

	December 31, 2020	December 31, 2019
		Unaudited

Mortgages payable	$ 296,881	$ 275,083
Mark-to-market adjustment, net	4,958	2,297
Finance costs, net	(2,375)	(1,913)
Carrying value	$ 299,464	$ 275,467
Less current portion	30,622	43,024
Long-term portion	$ 268,842	$ 232,443

Mortgages payable are collateralized by investment properties and property, plant and equipment with a value of $461,200 at December 31, 2020. Maturity dates on mortgages payable range from 2021 to 2054, and the weighted average years to maturity is 7.93 years at December 31, 2020.

Future principal payments on the mortgages payable as at December 31, 2020 are as follows:

	Regular principal payments	Principal due on maturity	Total principal payments	% of total principal payments

2021	$ 6,417	$ 24,205	$ 30,622	10%
2022	6,396	27,369	33,765	11%
2023	5,478	83,435	88,913	30%
2024	3,831	20,698	24,529	8%
2025	2,637	27,441	30,078	10%
Thereafter	47,678	41,296	88,974	31%
	$ 72,437	$ 224,444	$ 296,881	100%

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	December 31, 2020	December 31, 2019
Unaudited

Mortgages at fixed rates:
Mortgages (principal) (1)	$ 240,429	$ 241,451
Interest rates	2.55% to 6.15%	2.55% to 6.96%
Weighted average interest rate	4.33%	4.76%

Mortgages at variable rates:
Mortgages (principal)	$ 56,452	$ 33,632
Interest rates	LIBOR plus 2.45% to LIBOR plus 2.75% with a 1% LIBOR Floor	LIBOR plus 3.20% to Canada Prime Rate plus 1.25%
Weighted average interest rate	3.53%	5.02%

Blended weighted average rate	4.18%	4.79%

(1) Includes $67,069 of variable rate mortgages that are fixed with interest rate swaps.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

11.    Derivative financial instruments:
(a) Derivative swaps:

Derivative swaps as at December 31, 2020 are detailed in the table below:

				Asset (liability) balance		Income (loss) for the years ended
Swap	Maturity date	Fixed rate	Notional amount	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
					Unaudited		Unaudited

Credit Facility Term	December 19, 2023	LIBOR fixed at 2.11%	$ 200,000	$ (11,945)	$ (4,466)	$ (7,479)	$ (5,655)
Credit Facility Revolver	January 2, 2024	LIBOR fixed at 2.57%	25,000	(1,860)	(1,019)	(841)	(856)
Credit Facility Revolver	December 1, 2022	LIBOR fixed at 2.11%	50,000	(1,996)	(861)	(1,135)	(861)
Leawood Swap (3)	March 15, 2024	Interest rate fixed at 4.55%	13,136	—	—	—	(407)
Topeka Swap (3)	March 15, 2024	Interest rate fixed at 4.55%	12,477	—	—	—	(387)
Red Oak Swap (1)	January 18, 2021	Interest rate fixed at 3.77%	4,105	(13)	(27)	16	(10)
Park Terrace Swap	December 18, 2020	LIBOR fixed at 2.42%	—	—	—	—	(4)
Seneca Lake Swap	December 18, 2020	LIBOR fixed at 2.42%	—	—	—	—	(4)
Winchester Swap	November 1, 2021	Interest rate fixed at 4.54%	6,327	(76)	(2)	(74)	(159)
Calhoun Swap	May 31, 2019	LIBOR fixed at 1.75%	—	—	—	—	(3)
MOB Facility Swap (2)	May 1, 2023	Banker's Acceptance fixed at 2.12%	66,904	(2,561)	(276)	(2,127)	(127)
Grand Brook Swap	October 2, 2021	Interest rate fixed at 5.98%	15,429	(402)	(475)	73	(130)
Commonwealth Swap	August 1, 2024	LIBOR fixed at 1.69%	176,000	(9,375)	(840)	(8,535)	(840)
Constant Care Swap	October 1, 2022	Interest rate fixed at 4.21%	26,972	(641)	64	(705)	64
Oak Ridge Swap	April 1, 2022	LIBOR fixed at 0.66%	14,236	(100)	—	(100)	—

		Carrying value		$ (28,969)	$ (7,902)	$ (20,907)	$ (9,379)
	Less current portion			(491)	—
	Long term portion			$ (28,478)	$ (7,902)

		Derivative instruments (Asset)		$ —	$ 64
		Derivative instruments (Liability)		(28,969)	(7,966)
				$ (28,969)	$ (7,902)

1) The swap has a notional amount of CAD$5,228.
2) The swap is for a fixed amount of CAD$85,202.
3) These properties were contributed to a joint venture on June 5, 2019.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

    (b) Prepayment embedded derivatives:

    Certain mortgages payable contain prepayment options that represent embedded derivatives that require bifurcation from the host contract. The prepayment options are measured at fair value, with changes in the fair value being recognized as change in fair value of financial instruments in the consolidated statements of income (loss) and comprehensive income (loss).

The fair value of the prepayment embedded derivatives has been determined using a LIBOR based interest rate swap options ("swaptions") as a proxy. The swaptions were structured to mirror the financial conventions of the respective loans, including payment periods, accrual basis, principal amortization, prepayment dates and prepayment premiums. The swaptions were structured as fixed receiver with a strike rate set on market as of the date of the loan agreement with exercise premiums to match the underlying loans plus a cost of refinancing upon exercise. The resulting swaption price would represent a proxy for the value of the prepayment rights embedded in the underlying loans. The fair values determined are based on significant other observable inputs (Level 2). As at December 31, 2020, the prepayment embedded derivative assets have a fair value of $4,814 (2019 - NIL). For the year ended December 31, 2020, a fair value gain of $1,823 (year ended December 31, 2019 - NIL), was recorded in the consolidated statements of income (loss) and comprehensive income (loss).

12.    Convertible debentures:

(a) 2016 Convertible Debentures

On December 16, 2016, the Company issued $45,000 aggregate principal amount of convertible unsecured subordinated debentures (the "2016 Convertible Debentures"). The 2016 Convertible Debentures are due on January 31, 2022 and bear interest at an annual rate of 5.00% payable semi-annually in arrears on July 31 and January 31 of each year.

The 2016 Convertible Debentures are convertible into common shares of the Company at the option of the holder at a conversion price of $11.00 per common share at any time prior to the earlier of January 31, 2022 and the last business day immediately preceding the date specified by the Company for redemption. On or after January 31, 2020 and prior to January 31, 2021, the 2016 Convertible Debentures may be redeemed by the Company in whole or in part at a price equal to the principal amount thereof plus accrued and unpaid interest provided that the volume weighted average trading price of the common shares on the Toronto Stock Exchange for the 20 consecutive trading days preceding the date on which the notice of redemption is given is not less than 125% of the conversion price. On or after January 31, 2021, and prior to the maturity date, the 2016 Convertible Debentures may be redeemed by the Company in whole at any time or in part from time to time, at a price equal to the principal amount thereof plus accrued interest.

Upon redemption or maturity, the Company may satisfy its obligations with respect to the convertible debentures in cash or the issuance of common shares based on 95% of the Current Market Price on the Redemption Date or Maturity Date, respectively.

As at December 31, 2020, the 2016 Convertible Debentures are comprised of the following:

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	December 31, 2020	December 31, 2019
		Unaudited

Issued	$ 44,975	$ 44,975
Issue costs, net of amortization and accretion of equity component	802	45
Equity component, excluding issue costs and taxes	(1,648)	(1,648)

2016 Convertible Debentures	$ 44,129	$ 43,372

Interest costs related to the 2016 Convertible Debentures are recorded in financing costs using the effective interest rate method.

On May 6, 2019, $25 of 2016 Convertible Debentures were converted into 2,272 common shares.
(b) 2018 Convertible Debentures

On August 24, 2018, the Company issued $50,000 aggregate principal amount of convertible unsecured subordinated debentures (the "2018 Convertible Debentures"). The 2018 Convertible Debentures are due on September 30, 2023 and bear interest at an annual rate of 6.00% payable semi-annually in arrears on March 31 and September 30 of each year commencing on March 31, 2019.

The 2018 Convertible Debentures are convertible into common shares of the Company at the option of the holder at a conversion price of $10.70 per common share. The debentures will not be redeemable prior to September 30, 2021. On or after September 30, 2021, and prior to September 30, 2022, the 2018 Convertible Debentures may be redeemed in whole or in part from time to time at the Company’s option, at a price equal to their principal amount plus accrued and unpaid interest, provided that the volume weighted average trading price of the common shares on the Toronto Stock Exchange for the 20 consecutive trading days preceding the date on which the notice of redemption is given is not less than 125% of the conversion price. On or after September 30, 2022, and prior to the maturity date, the 2018 Convertible Debentures may be redeemed by the Company, in whole at any time or in part from time to time, at a price equal to the principal amount thereof plus accrued and unpaid interest.

Upon redemption or maturity, the Company may satisfy its obligations with respect to the convertible debentures in cash or the issuance of common shares based on 95% of the Current Market Price on the Redemption Date or Maturity Date, respectively.

As at December 31, 2020, the 2018 Convertible Debentures are comprised of the following:

	December 31, 2020	December 31, 2019
		Unaudited

Issued	$ 50,000	$ 50,000
Issue costs, net of amortization and accretion of equity component	(982)	(1,587)
Equity component, excluding issue costs and taxes	(736)	(736)

2018 Convertible Debentures	$ 48,282	$ 47,677

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

Interest costs related to the 2018 Convertible Debentures are recorded in financing costs using the effective interest rate method.

13.    Commonwealth preferred unit liability:

On August 1, 2019, the Company issued $53,587 in preferred interests of the acquiring subsidiary to fund the purchase of Commonwealth Tranche I. The preferred interests are exchangeable by holders into common shares of the Company at a fixed exchange price of $9.75 per common share. The preferred interests have an initial dividend rate of 6.50% per annum, with annual escalators beginning August 1, 2023, and a liquidation value equal to their unreturned initial capital contribution and any accrued and unpaid dividends. These dividends are included in finance costs from operations in the consolidated statements of income and comprehensive income. Under certain circumstances, the Company will have the right to redeem the preferred interests at its discretion for an amount specified in the operating agreement.

On December 23, 2019, the Company issued $12,093 in preferred interests of the acquiring subsidiary to fund the purchase of the Commonwealth Tranche II.

On October 1, 2020, the Company issued $1,701 in preferred interests to fund the earnout payment pursuant to the Commonwealth purchase agreement (note 7).

As at December 31, 2020 the Commonwealth preferred unit liability is comprised of the following:

	December 31, 2020	December 31, 2019
Unaudited

Issued	$ 67,381	$ 65,680
Equity component, net of accretion	(1,584)	(2,026)

Commonwealth preferred unit liability	$ 65,797	$ 63,654

14.    Other liabilities:
Other liabilities are as follows:

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	December 31, 2020	December 31, 2019
		Unaudited

Deferred shares liability (note 22)	$ 875	$ 2,597
Security deposits received from tenants	8,576	8,573
Escrows collected from tenant	1,816	944
Unearned revenue	2,674	1,426
Liability to previous owner of Care	126	632
Lease liability	1,890	2,199
Loan commitment liability (note 25)	115	979
Exchangeable units liability	2,049	2,049
Earnout payable (note 7 and 25)	2,254	—
Other	841	352
	$ 21,216	$ 19,751

Current	$ 4,975	$ 3,015
Non-current	16,241	16,736
	$ 21,216	$ 19,751

Loan commitment liability represents the fair value of commitments made by the Company to issue loans at rates below market value.

On August 30, 2019, the Company issued 327,869 Class B LP units with the right to exchange units into common shares at the option of the unit holder ("Exchangeable Units"). The shares were issued to fund $2,049 of the consideration paid for the three purchased properties located in Indiana. The Exchangeable Units are entitled to receive distributions equal to those provided to common share holders. These distributions are included in finance costs from operations in the consolidated statement of income (loss) and comprehensive income (loss).

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

15.    Reconciliation of changes in liabilities arising from financing activities:

	Credit facilities	Mortgages payable	Convertible debentures	Commonwealth preferred unit liability	Total
Balance, December 31, 2018 - Unaudited	$ 338,140	$ 303,330	$ 89,745	$ —	$ 731,215

Proceeds from financing	370,350	39,489	—	—	409,839
Repayments	(63,990)	(40,635)	—	—	(104,625)
Scheduled principal payments	—	(4,959)	—	—	(4,959)
Mortgages contributed to joint venture (note 8)	—	(102,692)	—	—	(102,692)
Mortgages assumed on acquisition of control over properties previously owned through a joint venture	—	32,265	—	—	32,265
Mortgages assumed through acquisition of property, plant, and equipment (note 7)	—	47,152	—	—	47,152
Commonwealth preferred units issued	—	—	—	65,680	65,680
Equity component of Commonwealth preferred unit liability	—	—	—	(2,093)	(2,093)
Financing costs paid	(1,952)	(979)	—	—	(2,931)
Amortizing of financing costs and mark to market adjustments	1,311	1,259	1,329	67	3,966
Changes in foreign currency rates	3,100	1,237	—	—	4,337
Conversion of convertible debentures into common shares	—	—	(25)	—	(25)

Balance, December 31, 2019 - Unaudited	$ 646,959	$ 275,467	$ 91,049	$ 63,654	$ 1,077,129

Proceeds from financing	33,000	16,682	—	—	49,682
Repayments	(21,250)	(17,375)	—	—	(38,625)
Scheduled principal payments	—	(5,112)	—	—	(5,112)
Mortgage contributed to joint venture (note 7)	—	(8,411)	—	—	(8,411)
Mortgages assumed from joint venture (note 7)	—	29,670	—	—	29,670
Mortgages assumed through acquisition of investment property (note 6)	—	4,853	—	—	4,853
Commonwealth preferred units issued (note 7)	—	—	—	1,701	1,701
Mark to market adjustments made to mortgages assumed through acquisition of property, plant and equipment	—	2,991	—	—	2,991
Financing costs paid	(996)	(603)	—	—	(1,599)
Amortizing of financing costs, mark to market adjustments, and accretion of equity components	1,577	337	1,362	442	3,718
Changes in foreign currency rates	1,306	965	—	—	2,271

Balance, December 31, 2020	$ 660,596	$ 299,464	$ 92,411	$ 65,797	$ 1,118,268

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

16.    Share capital:
(a) Common shares:
The following number and value of common shares were issued and outstanding as at December 31, 2020:

	Common shares	Carrying value
Balance, December 31, 2018 - Unaudited	52,933,851	$ 493,165

Issued as consideration for acquisition of Symcare properties	555,556	3,800
Issued on settlement of Deferred Share Incentive Plan	150,912	1,078
Issued pursuant to the Company's dividend reinvestment plan	1,070,518	7,023
Shares acquired under NCIB	(79,627)	(530)
Issued through conversion of convertible debentures	2,272	25

Balance, December 31, 2019 - Unaudited	54,633,482	$ 504,561

Issued on settlement of Deferred Share Incentive Plan	335,709	1,078
Issued on settlement of equity settled Deferred Shares	31,203	214
Issued pursuant to the Company's dividend reinvestment plan	931,602	3,498
Shares acquired under NCIB	(54,500)	(148)

Balance, December 31, 2020	55,877,496	$ 509,203

(i)On November 15, 2019 the Toronto Stock Exchange ("TSX") approved the Company's notice of intention to renew its normal course issuer bid ("NCIB") for a portion of its common shares. Pursuant to the notice, the Company is authorized to acquire up to a maximum of 2,723,835 of its common shares, or approximately 5% of the Company’s 54,476,694 outstanding common shares as of November 1, 2019, for cancellation over the following 12 months. Purchases under the NCIB will be made through the facilities of the TSX or through a Canadian alternative trading system and in accordance with applicable regulatory requirements at a price per share equal to the market at the time of acquisition. The number of shares that can be purchased pursuant to the NCIB is subject to a daily maximum of 10,927 shares, subject to the Company’s ability to make one block purchase of shares per calendar week that exceeds such limits. Any shares purchased under the NCIB will be canceled upon purchase. During the year ended December 31, 2020, the Company acquired 54,500 shares.

(ii)For the year ended December 31, 2020, the Company declared dividends payable on common shares of $10,120 (2019 - $39,764). Of the $10,120 dividends declared in the year ended December 31, 2020, $2,868 was satisfied in the form of shares issued through the dividend reinvestment plan (2019 - $7,687).

(iii)On April 10, 2020, the Company announced the suspension of its dividend for all common shareholders from April 1, 2020 until further notice.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

(b) Preferred shares:
The following number and value of preferred shares were issued and outstanding as at December 31, 2020:

	Preferred shares	Carrying value
Balance, December 31, 2018 - Unaudited	7,560,137	$ 71,106
Issued Series 4 preferred shares	1,538,461	14,283

Balance, December 31, 2019 and December 31, 2020	9,098,598	$ 85,389

The Company entered into subscription agreements in 2017 and 2018 in respect of the issuance of class A convertible preferred shares ("Preferred Shares") to certain funds managed by Magnetar, a significant shareholder of the Company, funded in 3 series. The purpose of the transaction was to raise proceeds to be used for the repayment of debt, general working capital purposes and to fund future acquisitions. The Company issued 7,560,137 preferred shares for aggregate gross proceeds of $71,500.

The Preferred Shares issued during series 1, 2, and 3 are non-voting and are initially convertible into common shares of the Company on a one-for-one basis at the option of the holder based on an initial liquidation preference and a conversion price of $9.75. The Preferred Shares were issued at a price per share equal to the initial liquidation preference of $9.75, subject to a 3% discount. Following issuance, the liquidation preference of the Preferred Shares will accrete at a rate of 5.65% per annum, compounded quarterly, increasing the number of common shares into which each Preferred Share is convertible at the fixed rate, and is subject to further adjustments in certain circumstances. In certain circumstances, the Company may redeem the Preferred Shares for an amount equal to their liquidation preference and may also require the conversion of the Preferred Shares. If the Preferred Shares are redeemed or mandatorily converted in the first year following issuance, the liquidation preference of such shares will include a 4% premium to the initial liquidation preference. This premium will be reduced by 1% per year in respect of redemptions or mandatory conversions in the second, third or fourth years following issuance.

On July 23, 2019, the Company entered into subscription agreements in respect of the issuance of Class A convertible preferred shares to Magnetar for aggregate gross proceeds of $14,550. On August 27, 2019 the fourth series funded resulted in the issuance of 1,538,461 Class A Series 4 Preferred Shares.

The Series 4 Preferred Shares will be convertible into common shares at a conversion price of $9.75. The other terms of the Series 4 Preferred Shares will be substantially similar to the terms of the Company's Class A convertible preferred shares that are currently outstanding, except that the liquidation preference of the Series 4 Preferred Shares will accrete at a rate of 9.80% for the first 24 months following the issuance of the Series 4 Preferred Shares and 12.25% thereafter; the prepayment penalty on liquidation, mandatory conversion and redemption will be 1% of the initial liquidation amount if the applicable event occurs within the first six months after issuance and 0.5% of the initial liquidation amount if the applicable event occurs between 6 months and one year following the issuance; and the Series 4 Preferred Shares will contain a limitation on converting to common shares, without prior approval of the Toronto Stock Exchange, if such conversion would result in the issuance of common shares equal to or exceeding 10% of the common shares outstanding on the date the Series 4 Preferred Shares are issued.

As at December 31, 2020, the preferred shares are convertible into 10,654,257 common shares of the Company.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

17.    Earnings (loss) per share:
Basic income per share is calculated using the weighted average number of shares outstanding during the period. The calculation of diluted income per share, is calculated using the "if-converted" method and to the extent the conversion is dilutive, assumes all convertible securities have been converted at the beginning of the period, or at the time of issuance, if later, and any charges or returns on the convertible securities, on an after-tax basis, are removed from net earnings. The outstanding convertible debentures, unvested deferred shares, exchangeable units, preferred shares and Commonwealth preferred units, if exercised, would be anti-dilutive to net income per share. Accordingly their potential exercise has been ignored in calculating the diluted net income per share.

The following table reconciles the numerator and denominator of the basic and diluted earnings per share computation:

Net loss:

	Year ended December 31, 2020	Year ended December 31, 2019
Unaudited

Net loss for basic and diluted net loss per share	$ (184,004)	$ (5,359)

Denominator for basic and diluted net loss per share:

	Year ended December 31, 2020	Year ended December 31, 2019
		Unaudited

Weighted average number of shares, including fully vested deferred shares: Basic and diluted	55,699,307	53,989,904

Net loss per share:

	Year ended December 31, 2020	Year ended December 31, 2019
Unaudited

Basic and diluted	$ (3.30)	$ (0.10)

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

18.    Revenue:
(a) Rental Revenue:

Rental revenue consists of the following:

	Year ended December 31, 2020	Year ended December 31, 2019
		Unaudited

Contractual rental revenue	$ 68,436	$ 75,950
Straight-line rent adjustments	6,394	8,964
Amortization of tenant inducements	(385)	(158)
Property tax recoveries	12,705	15,243
Revenue from services - CAM recoveries (1)	2,962	3,199

	$ 90,112	$ 103,198

(1) Represents property services element in accordance with IFRS 15

The Company is scheduled to receive rental income from operators of its seniors housing and care properties under the provisions of long term non-cancellable operating leases, generally with lease terms of 10 to 15 years, with provisions for lease extensions at the option of the tenants. These leases are triple-net and include renewal options and rent escalation clauses.

The Company is also scheduled to receive rental income from tenants of the medical office building portfolio. These leases include provisions for recovery of real estate taxes, insurance and costs associated with common area maintenance ("CAM").

The tenant Symcare operates a portfolio of 15 properties and pays rent pursuant to a master lease. For the year ended December 31, 2020, rental revenue from this tenant comprised approximately 43% (year ended December 31, 2019 - 38%), of the Company's consolidated rental revenue for the period.

Future minimum rentals to be received as of December 31, 2020 are as follows:

Less than 1 year	$ 69,031
Between 1 and 5 years	272,230
More than 5 years	514,544

$ 855,805

Future minimum rentals in the above table attributable to Symcare represent approximately 50% of the total.

(b) Resident rental and related revenue:

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Year ended December 31, 2020	Year ended December 31, 2019
Unaudited

Resident revenue	$ 56,250	$ 16,210
Service revenue (1)	64,157	22,257

	$ 120,407	$ 38,467

(1) Represents property services element in accordance with IFRS 15

19.    Direct property operating expenses:
Direct property operating expenses consist of the following:

	Year ended December 31, 2020			Year ended December 31, 2019
	Owner occupied properties	Medical office buildings	Total	Owner occupied properties	Medical office buildings	Total
				Unaudited	Unaudited	Unaudited

Repairs and maintenance	$ 2,436	$ 1,649	$ 4,085	$ 763	$ 1,539	$ 2,302
Utilities	3,709	1,381	5,090	1,163	1,369	2,532
Property management fees	—	536	536	—	574	574
Compensation and benefits	59,279	—	59,279	19,226	—	19,226
Other services and supplies	6,680	994	7,674	2,562	1,022	3,584
Real estate taxes	2,272	—	2,272	715	—	715
Other	15,668	901	16,569	3,782	818	4,600

	$ 90,044	$ 5,461	$ 95,505	$ 28,211	$ 5,322	$ 33,533

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

20.    Finance costs:
Finance costs consist of the following:

	Year ended December 31, 2020	Year ended December 31, 2019
		Unaudited

Interest expense on credit facilities	$ 20,496	$ 22,665
Interest expense on mortgages payable	11,121	11,922
Interest expense on convertible debentures	5,248	5,249
Distributions on exchangeable units	62	80
Dividends on Commonwealth preferred units	4,376	1,475
Amortization and accretion expense	3,997	3,882
Interest rate swap payments (receipts)	7,747	(86)
Write-off of deferred financing costs from refinancing	67	82
Amortization of mark-to-market debt adjustments	(330)	25
Interest income from loans receivable (note 4)	(2,983)	(3,661)

Finance costs from operations	$ 49,801	$ 41,633

Allowance for credit losses on loans and interest receivable (note 4)	23,546	1,003
Change in non-controlling interest liability	316	504
Change in fair value of financial instruments (note 11)	19,084	9,379
Change in fair value of contingent consideration (note 7)	5,510	—

Total finance costs	$ 98,257	$ 52,519

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

21.    General and administrative:
General and administrative costs consist of the following:

	Year ended December 31, 2020	Year ended December 31, 2019
		Unaudited

Compensation and benefits	$ 11,432	$ 9,067
Asset management and administrative fees	235	499
Professional fees	3,474	3,090
Deferred share compensation expense	1,066	2,653
Bad debt expense	1,838	—
Other	2,494	2,783

	$ 20,539	$ 18,092

For the year ended December 31, 2020, $6,699 (year ended December 31, 2019 - $2,843) of general and administrative costs were incurred at the Commonwealth management company. For the year ended December 31, 2020, the Company has incurred severance expense of $394 (year ended December 31, 2019 - NIL).

22.    Deferred share incentive plan:
On May 25, 2016, the shareholders of the Company voted on and approved a deferred share incentive plan (the "Deferred Share Incentive Plan").

Each director of the Company is given the right to participate in the Deferred Share Incentive Plan. Directors who elect to participate shall receive a portion of their fees earned for service on the Board (the "Elected Amount") in the form of deferred shares in lieu of cash ("Individual Contributed Deferred Shares"). In addition, the Deferred Share Incentive Plan provides that the Company shall match 100% of the elected amount for each director such that the aggregate number of deferred shares issued to each such director annually shall be equal in value to two times the elected amount for such director ("Company Contributed Deferred Shares").
Under the Deferred Share Incentive Plan, deferred shares may be granted from time to time to participants in the Deferred Share Incentive Plan at the discretion of the Board of Directors or the Compensation, Governance and Nominating Committee ("Discretionary Deferred Shares")
Wherever cash dividends are paid on the common shares, additional deferred shares are credited to the participant's account. The number of such additional deferred shares is calculated by multiplying the aggregate number of deferred shares held on the relevant dividend record date by the amount of the dividend paid by the Company on each common share, and dividing the result by the market value of the common shares on the dividend date.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

Individual Contributed Deferred Shares vest immediately upon grant. Company Contributed Deferred Shares, which are granted only to directors, generally vest in three equal installments on the first three anniversary dates of the grant.
Discretionary Deferred Shares may also be granted to participants and, where vesting is not specified in connection with the grant, such Discretionary Deferred Shares will vest on the second anniversary of the date of grant.
Additional deferred shares credited to a participant's account in connection with cash dividends vest on the same schedule as their corresponding Deferred Shares and are considered issued on the same date as the deferred shares in respect of which they were credited.
At the meeting of shareholders held on May 16, 2018, shareholders approved an amendment to the Deferred Share Incentive Plan to increase the maximum number of common shares available for issuance under the Deferred Share Incentive Plan to 4,000,000.

At December 31, 2020, the number of deferred shares granted and outstanding and vested are as follows:

	Granted/ Outstanding	Fully Vested
As at December 31, 2018 - Unaudited	375,279	92,244

Discretionary Deferred Shares granted	621,917	95,526
Individual Contributed Deferred Shares (vested immediately)	41,289	41,289
Company Contributed Deferred Shares	28,995	30,039
Shares forfeited	(18,842)	—
Shares issued upon vesting of deferred shares	(150,912)	(150,912)

As at December 31, 2019 - Unaudited	897,726	108,186

Discretionary Deferred Shares	257,955	335,595
Equity Settled Deferred Shares	375,733	34,998
Individual Contributed Deferred Shares (vested immediately)	78,648	78,648
Company Contributed Deferred Shares	78,648	24,718
Shares issued upon vesting of deferred shares	(366,912)	(366,912)
Shares settled for cash pursuant to the plan terms	(4,255)	(4,255)

As at December 31, 2020	1,317,543	210,978

For the year ended December 31, 2020, the expense recognized in the consolidated statements of income (loss) and comprehensive income (loss) related to deferred shares was $1,066 (year ended December 31, 2019 - $2,653). A deferred share liability of $875 (2019 - $2,597) is included in other non-current liabilities in the consolidated statements of financial position as at December 31, 2020.

On January 24, 2020, the Company granted 344,310 deferred shares that are considered to be equity settled, as the participants of this grant have waived their rights to receive settlement in cash pursuant to the plan. During the year ended December 31, 2020, the Company amortized $1,809 (year ended December 31, 2019 - $733) of equity settled deferred shares.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

The table above includes dividends granted during the year ended December 31, 2020 of 64,266 shares (2019 - 72,585 shares).

23.    Related party transactions:
Related party transactions in addition to those disclosed elsewhere in these consolidated financial statements are as follows:

The Company entered into subscription agreements in 2017, 2018 and 2019 in respect of the issuance of class A convertible preferred shares to certain funds managed by Magnetar, a significant shareholder of the Company, funded in multiple series. The purpose of the transaction was to raise proceeds to be used for the repayment of debt, general working capital purposes and to fund future acquisitions. The Company issued 9,098,598 preferred shares for aggregate gross proceeds of $86,050.

On June 5, 2019, the Company formed a joint venture, Jaguarundi Ventures, LP, with Magnetar. The Company contributed 8 properties to a newly formed joint venture and received $23,000 from Magnetar in exchange for a 39.49% interest in the joint venture.

On July 26, 2019, the Company entered into a credit agreement with Magnetar for a principal amount of $30,000, annual interest rate of 8.5%, and an initial maturity of one year with a one year extension option. On December 5, 2019, the Company repaid $15,000 on the facility. On June 5, 2020, the Company gave notice of intent to exercise the one year extension option and per the credit agreement the interest rate will increase to 9.0%. On June 16, 2020, the Company repaid $5,000 on the facility.

24.    Income taxes:
The income tax recovery in the consolidated statements of income (loss) and comprehensive income (loss) differs from that expected by applying the combined federal, provincial and state income tax rates of 26.5% (2019 - 26.5%). The differences for the years ended December 31, 2020 and 2019 are as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
		Unaudited

Net loss before income taxes	$ (190,948)	$ (5,426)

Income tax recovery at Canadian tax rate	(50,601)	(1,438)
Non-deductible expenses	5,211	1,443
Difference in tax rate in foreign jurisdiction	(2,038)	(19)
Unrecognized tax losses	40,484	(53)
Income tax recovery	$ (6,944)	$ (67)

The Company has certain subsidiaries in the United States and Canada that are subject to tax on their taxable income. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	December 31, 2020	December 31, 2019
		Unaudited

Deferred tax assets:
Tax losses	$ 26,759	$ 19,756
Financing costs	281	952
Derivative instruments	5,126	2,378
Other	10,762	2,703
	$ 42,928	$ 25,789

Deferred tax liabilities:
Investment properties and property, plant and equipment	517	30,691
Convertible debentures	216	343
Other	1,699	1,699
Deferred tax liabilities	$ 2,432	$ 32,733

Deferred tax assets not recognized	$ (40,496)	$ —

Net deferred tax liability	$ —	$ (6,944)

The gross movement in deferred tax is as follows:

	Year ended December 31, 2020	Year ended December 31, 2019
Unaudited

Deferred tax liability, beginning balance	$ (6,944)	$ (7,011)
Deferred tax recovery	6,944	67
Deferred tax liability, ending balance	$ —	$ (6,944)

At December 31, 2020, U.S. subsidiaries had accumulated net operating losses available for carryforward for U.S. income tax purposes of $73,629 (2019 - $51,965). The pre-2020 accumulated net operating losses of $51,965 will expire in 2038. The state net operating losses will expire in 2029. The Company and its Canadian subsidiary have losses in Canada for income tax purposes amounting to $24,385 that expire between 2036 and 2039. The Company has non-capital losses amounting to $98,014 at December 31, 2020 (2019 - $2,129) for which no deferred tax asset has been recognized as it is not probable that future taxable profits will be available against which the Company can use the benefits therefrom.

25.    Commitments and contingencies:
Pursuant to the Chesterton lease agreement and satisfaction of certain conditions, the tenant has an option prior to the end of the fifth year of the lease to increase rent to a level supported by certain metrics as identified in the lease agreement. In consideration for the exercise of such option, the Company is required to pay the tenant an amount equal to the capitalized value of the rent increase using a pre-determined capitalization rate. If such option is exercised, the tenant's rent is also

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019 increased by an amount equal to the consideration paid multiplied by the capitalization rate. The Company has not recorded any balance in the consolidated financial statements associated with this commitment.

There are risks which arise from the joint arrangements, including the willingness of the other partners to contribute or withdraw funds and a change in creditworthiness of the partner. As a result, there may be a requirement by the Company to contribute cash into the operating partnerships.

On December 31, 2018, the Company entered into an operating agreement with Javelina Ventures, LLC in which the Company will share in 5% of the net available cash flows from operations. Concurrently, the Company entered into an agreement to guarantee a total of $5,000 of the mortgages on the properties operated by Javelina Ventures, LLC. The Company earns an annual guaranty fee of $225 until the loans have been repaid or the guaranty is released. The Company has not recorded any balance in the financial statements associated with this commitment.

On June 5, 2019, the Company entered into agreements to fund future loans to tenants of the Jaguarundi Ventures, LP joint venture. On October 1, 2019, the Company amended the agreements to increase the future loan commitments to the tenants. On February 18, 2020, the Company amended the agreements to further increase the future loan commitments to the tenants. As at December 31, 2020, the Company is committed to fund an additional $380 pursuant to these agreements. The Company has recorded an associated loan commitment liability representing the fair value of these commitments, which were made at interest rates below market value. The Company provides a guarantee on the outstanding mortgage balances of the Jaguarundi Ventures, LP in exchange for a fee equal to 15 basis points on the amount guaranteed (note 8). As of December 31, 2020, the value of the properties that collateralize the mortgages is $143,785 and is sufficient to support the mortgage values.

Pursuant to the Commonwealth purchase agreement, the Company may be required to fund one or more earnout payments relating to six communities that had not yet reached stabilization at the time of acquisition by the Company. These earnout payments are only payable in the event specific occupancy and EBITDAR thresholds have been satisfied, and must be met prior to the third anniversary of closing at which time the earnout payment obligation will cease to exist. The earnout payments, when funded, will consist of a combination of cash and additional preferred interests. At this time, given the performance of one of the six communities, the Company has recorded an expense related to the increase in the fair value of contingent consideration in the amount of $3,256, which was paid through the issuance of $1,701 of Commonwealth preferred units and $1,555 of cash on hand. The Company has recorded a liability of $2,254 in the financial statements associated with this commitment relating to the remaining five communities based on the weighted average probably of earnout payments owed using estimated future results at the properties.

On May 6, 2020, the Company entered into a limited partnership agreement with the operator Phoenix. Pursuant to this agreement, if the management agreement with Phoenix is terminated without cause, Phoenix has the right to cause the Company to purchase all of its interest in the partnership. The Company has not recorded any balance in the consolidated financial statements associated with this commitment.

26.    Capital management:

The Company's objectives when managing capital are to ensure sufficient liquidity to pursue its organic growth combined with strategic acquisitions, and to maintain a flexible capital structure that optimizes the cost of capital at acceptable risk and preserves the ability to meet financial obligations.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

The capital of the Company consists of mortgages payable, the credit facilities, convertible debentures, Commonwealth preferred unit liability, preferred shares and common shares.

The Company sets the amount of capital in proportion to risk and manages the capital structure and makes adjustments to it in light of changes to economic conditions and the risk characteristics of the underlying assets, as well as with consideration of externally imposed capital requirements. In managing its capital structure, the Company monitors performance throughout the period to ensure working capital requirements are funded from operations, available cash on deposit and available financing. The Company may make changes to its capital structure in order to support the broader corporate strategy or in light of economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust its capital structure, the Company may issue equity or new debt, issue new debt with different characteristics to replace existing debt, or reduce the amount of existing debt.

The real estate industry is capital-intensive by nature. As a result, debt capital is an important aspect in managing the business. In addition, financial leverage is used to enhance terms from purchased real estate. The Company actively monitors debt maturities and available debt financing options.

Under the terms of the Company's credit facilities, the Company is required to meet certain financial and non-financial covenants that are customary for the nature and phase of the Company's current business structure.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

27.    Fair value measurement:

The fair value hierarchy of assets and liabilities measured at fair value on a recurring basis in the consolidated statements of financial position is as follows:

	December 31, 2020			December 31, 2019
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
				Unaudited	Unaudited	Unaudited

Derivative asset	$ —	$ 4,814	$ —	$ —	$ 64	$ —
Investment properties	—	—	882,019	—	—	969,634
Loans receivable	—	—	2,368	—	—	2,368
Loan commitment liability	—	115	—	—	979	—
Derivative liability	—	28,969	—	—	7,966	—
Deferred share liability	—	875	—	—	2,597	—

    For the assets and liabilities measured at fair value as at December 31, 2020, there were no transfers between Level 1, Level 2 and Level 3 levels during the period. For changes in fair value measurements of investment properties included in Level 3 of the fair value hierarchy, refer to note 6 for details. The fair values of the derivative instruments represents estimates at a specific point in time using financial models, based on interest rates that reflect current market conditions, the credit quality of counterparties and interest rate curves. Fair value measurements of derivative instruments were estimated using Level 2 inputs. Fair value of deferred share liability represents the value of the units if converted using the market price of the Company's common shares.

Fair value of financial instruments:

    The carrying amounts and fair values of financial instruments as shown in the consolidated statements of financial position are shown in the table below. The table below excludes cash, restricted cash, tenant and other receivables, security deposits and costs related to future acquisitions, income support receivable, escrow deposits held by lenders, accounts payable and accrued liabilities, accrued real estate taxes, construction payable, liabilities to previous owner of Care, escrows collected from tenant, and dividend payable, as the carrying amounts of these assets and liabilities are a reasonable approximation of fair value due to their short term nature. The table also excludes security deposits received from tenants as the carrying amount is a reasonable approximation of fair value.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	December 31, 2020		December 31, 2019
	Carrying Value	Fair Value	Carrying Value	Fair Value
			Unaudited	Unaudited

Financial assets:
Loans receivable	$ 18,703	$ 18,768	$ 48,902	$ 48,947
Derivative instruments	4,814	4,814	64	64
Bond assets	881	881	1,071	1,071
Financial liabilities:
Mortgages payable	299,464	301,839	275,467	275,083
Credit facilities	660,596	664,690	646,959	651,625
Derivative instruments	28,969	28,969	7,966	7,966
Convertible debentures	92,411	58,784	91,049	86,441
Commonwealth preferred unit liability	65,797	65,797	63,654	63,654
Loan commitment liability	115	115	979	979
Exchangeable Units liability	2,049	600	2,049	2,207

Fair value represents management's estimates of the fair market value at a given point in time, which may not reflect fair value in the future. These calculations are subjective and require estimation, and cannot be determined with precision. Changes in assumptions could significantly affect the estimates. The following summarizes the significant methods and assumptions used in estimating the fair values of financial instruments reflected in the table above.

i.Loans receivable

The fair value of loans receivable is determined by the discounted cash flow method using applicable inputs such as prevailing interest rates, contractual rates and discounts. Fair value measurements of these instruments were estimated using Level 3 inputs. The carrying values of short term loans generally approximate their fair values.

ii.Derivative instruments

The fair values of the derivative instruments represents estimates at a specific point in time using financial models, based on interest rates that reflect current market conditions, the credit quality of counterparties and interest rate curves. Fair value measurements of derivative instruments were estimated using Level 2 inputs.

iii.Bond assets

The fair value of bond assets is determined by the discounted cash flow method using applicable inputs such as discount rates and fixed payment schedules. Fair value measurements of these instruments were estimated using Level 3 inputs. The carrying values of bond assets approximate their fair values.

iv.Mortgages payable and credit facility

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

The fair values of these instruments are estimates made at a specific point in time, based on relevant market information. These estimates are based on quoted market prices for the same or similar issues or on the current rates offered to the Company for similar financial instruments subject to similar risk and maturities. Fair value measurements of these instruments were estimated using Level 2 inputs. The carrying values of short-term and variable rate debt generally approximate their fair values.

v.Convertible debentures

The Company determined the fair value of the convertible debentures using quoted market prices which are considered Level 1 inputs.

vi.Commonwealth preferred unit liability

The fair value of the Commonwealth preferred unit liability is determined by the discounted cash flow method using applicable inputs such as market interest rates and contractual rates. Fair value measurements of these instruments were estimated using Level 3 inputs.

vii. Loan commitment liability

The fair value of the loan commitment liability is determined by the discounted cash flow method using applicable inputs such as market interest rates and contractual rates. Fair value measurements of these instruments were estimated using Level 3 inputs.

viii.Exchangeable Unit liability

The Company determined the fair value of the Exchangeable Unit liability using quoted market prices of the Company's common shares which are considered Level 2 inputs.

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

28. Financial risk management:

The Company's activities expose it to a variety of financial risks: market risk (including foreign currency risk and interest rate risk), credit risk and liquidity risk. The Company's overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company's financial performance.

Management has updated its risk management policies and strategies for the current risks due to COVID-19.

(i)Market risk

Foreign currency risk:

Foreign exchange risk is the risk that the fair value or future cash flows of an exposure will fluctuate because of changes in foreign exchange rates. A portion of the Company's operations are located in Canada, resulting in the Company being subject to foreign currency fluctuations which may impact its financial position and results. In order to mitigate the risk, the Company's borrowings on Canadian assets are also denominated in Canadian dollars to act as a natural hedge. In addition, Canadian dollar revenue was predominantly naturally hedged by Canadian dollar expenditures such as corporate professional fees, interest expense and administrative expenditures.

    Interest rate risk:

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to interest rate risk on loans receivable because all of the loans earn interest at fixed rates.

The Company is exposed to interest rate risk on the credit facilities and certain mortgages payable, which bear interest at variable rates. To manage interest rate risk, the Company entered into swap agreements which effectively fixes interest on a portion of its variable rate debt. It may also enter into additional derivative financial instruments from time to time to mitigate interest rate risk. At December 31, 2020, 81.7% of our interest was of fixed rate, including the impact of in-place swaps. To limit exposure to the risk of higher interest rates at renewal, the Company spreads the maturities of its fixed-rate, long-term debt over time.

The Company's remaining financial instruments have no exposure to interest rate risk due to their short-term nature.

At December 31, 2020, the Company's interest-bearing financial instruments were as follows:

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

Carrying Amount
	December 31, 2020	December 31, 2019
Unaudited

Fixed-rate financial liabilities	$ 861,053	$ 860,650

Variable-rate financial liabilities	$ 191,418	$ 152,825

As at December 31, 2020, an increase/decrease of 100-basis-points in interest rates, assuming all other variables are constant, would result in a $1,927 (2019 - $1,537) change in the Company's finance costs over the next twelve months.

(ii)Credit risk:

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the Company by failing to discharge its obligations. The Company is exposed to credit risk on all financial assets and its exposure is generally limited to the carrying amount on the consolidated statement of financial position. The Company is exposed to credit risk arising from the possibility that a borrower may be unable to fulfill their contractual obligations. In the event that borrowers are not able to meet commitments, the Company could suffer a loss of either interest or principal or both. The Company actively manages its affairs to minimize its credit risk through careful selection and assessment of its credit parties and collateral based on knowledge obtained through means such as due diligence carried out in respect of leasing transactions to new operators. Despite these measures the Company increased its allowance for credit losses on loans and interest receivable due to the effects that the COVID-19 pandemic has had on borrowers' cash flows. The Company also manages credit risk related to its cash balances by selection of reputable banking institutions.

(iii)Liquidity risk:

The Company’s principal liquidity needs arise from working capital requirements, debt servicing and repayment obligations, planned funding of property improvements, leasing costs, and property development and acquisition funding requirements.

Liquidity risk arises from the possibility of not having sufficient debt, cash and equity capital available to the Company to fund its growth program and refinance or meet its payment obligations as they arise.

The Company is subject to the liquidity risk that it will not be able to meet its financial obligations as they come due. Although a portion of the cash flow generated by the investment properties is devoted to servicing outstanding debt and the convertible debentures, there can be no assurance that the Company will continue to generate sufficient cash flow from operations to meet interest payments and principal repayment obligations upon an applicable maturity date. If the Company is unable to meet principal or interest repayment obligations, it could be required to renegotiate such payments, issue additional equity or debt, or obtain other financing. The failure to make or renegotiate interest or principal payments, issue additional equity or debt, or obtain other financing could have a material effect on the Company's financial condition and results of operations. The Company manages its liquidity

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019 risk through cash and debt management. The Company plans to address scheduled interest payments through operating cash flows and significant principal maturities through a combination of debt and equity financing.

The following are the contractual maturities of the Company's financial liabilities as at December 31, 2020, including expected interest payments where applicable:

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Total	2021	2022	2023	2024	2025	Thereafter

Credit facilities principal	$ 664,690	$ 10,000	$ 190,500	$ 288,190	$ 176,000	$ —	$ —
Mortgages payable principal	296,881	30,622	33,765	88,913	24,529	30,078	88,974
Convertible debentures principal	94,975	—	44,975	50,000	—	—	—
Commonwealth preferred unit liability principal (1)	67,381	—	—	—	67,381	—	—
Total principal	1,123,927	40,622	269,240	427,103	267,910	30,078	88,974
Percentage of total	100.0%	3.6%	24.0%	38.0%	23.8%	2.7%	7.9%

Credit facilities interest	76,740	27,126	25,941	16,896	6,777		—
Mortgages payable interest	78,386	11,672	10,316	8,110	5,264	4,615	38,409
Convertible debentures interest	12,373	5,249	4,124	3,000	—	—	—
Commonwealth preferred unit liability interest	17,157	4,404	4,404	4,574	3,775		—
Accounts payable and accrued liabilities	17,715	17,715	—	—	—	—	—
Accrued real estate taxes	14,518	14,518	—	—	—	—	—
Other current liabilities	4,975	4,975	—	—	—	—	—
Other non-current liabilities	16,241	2,481	2,086	535	386	126	10,627
Loan commitments	380	380	—	—	—	—	—
Total other commitments	238,485	88,520	46,871	33,115	16,202	4,741	49,036

Total commitments	$ 1,362,412	$ 129,142	$ 316,111	$ 460,218	$ 284,112	$ 34,819	$ 138,010
(1) The liability has no stated maturity date. It is the Company's expectation that the liability will be repaid in 2024.

29. Key management personnel compensation:

The remuneration of key management personnel of the Company for years ended December 31, 2020 and 2019 is set forth in the table below.

	Year ended December 31, 2020	Year ended December 31, 2019
Unaudited

Officers and directors compensation	$ 2,111	$ 2,684
Share based compensation	2,909	2,490

	$ 5,020	$ 5,174

30. Segments:

The Company’s current portfolio includes investments in assisted living, independent living, memory care, transitional care, long-term care, and medical office properties. The Company's senior housing and care investments in assisted living, independent living, memory care, transitional care and long-term care share similar characteristics and are generally leased to operators on a long-term, triple-net lease basis. In some instances the Company has an interest in both the property and

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019 operations in joint ventures and joint arrangements with the operating partner at the facility. The Company considers these investments to be one reportable operating segment. The Company has investments in 15 medical office buildings ("Medical office buildings"). This multi-tenant medical office portfolio has different characteristics that are evaluated by management, and is considered to be a separate reportable operating segment. Through the acquisition of Commonwealth and the transition of the Greenfield assets, the Company has investments in 36 properties and a management company that operates 29 of those properties ("owner occupied property"). Management considers this another reportable operating segment.

The following tables show net income (loss) by reportable segment for the years ended December 31, 2020 and 2019:

	Year ended December 31, 2020
	Seniors housing and care investment properties	Owner occupied properties	Medical office buildings	Corporate/other	Total

Rental revenue	$ 77,457	$ —	$ 12,655	$ —	$ 90,112
Resident rental and related revenue	—	120,407	—	—	120,407
Lease revenue from joint ventures	3,118	—	—	—	3,118
Other revenue	—	1,769	1,114	867	3,750
Other income	—	3,415	—	—	3,415
Direct property operating expenses	—	(90,044)	(5,461)	—	(95,505)
Depreciation and amortization expense	—	(48,476)	—	(93)	(48,569)
Finance cost from operations	(22,810)	(17,484)	(3,646)	(5,861)	(49,801)
Real estate tax expense	(11,389)	—	(2,099)	—	(13,488)
General and administrative expenses	(1,992)	(6,699)	(307)	(11,541)	(20,539)
Transaction costs for business combination	—	(34)	—	(136)	(170)
Allowance for credit losses on loans and interest receivable	(518)	—	—	(23,028)	(23,546)
Changes in non-controlling interest liability	(168)	(148)	—	—	(316)
Change in fair value of investment properties - IFRIC 21	57	—	—	—	57
Change in fair value of investment properties	(78,648)	—	(21,740)	—	(100,388)
Change in fair value of financial instruments	(690)	(6,712)	(2,127)	(9,555)	(19,084)
Change in fair value of contingent consideration	—	—	—	(5,510)	(5,510)
Loss on sale of property, plant and equipment	—	58	—	(220)	(162)
Loss from joint ventures	(34,729)	—	—	—	(34,729)
Income tax recovery	—	—	—	6,944	6,944

Net loss	$ (70,312)	$ (43,948)	$ (21,611)	$ (48,133)	$ (184,004)

Expenditures for non-current assets:
Acquisition of properties	$ 8,202	$ 36,154	$ —	$ —	$ 44,356
Capital additions	4,360	11,269	631	—	16,260

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	Year ended December 31, 2019
	Seniors housing and care investment properties	Owner occupied properties	Medical office buildings	Corporate/other	Total
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

Rental revenue	$ 89,944	$ —	$ 13,254	$ —	$ 103,198
Resident renal and related revenue	—	38,467	—	—	38,467
Lease revenue from joint ventures	3,024	—	—	—	3,024
Other income	14	874	1,792	1,038	3,718
Direct property operating expenses	—	(28,211)	(5,322)	—	(33,533)
Depreciation and amortization expense	—	(14,349)	—	(91)	(14,440)
Finance cost from operations	(26,593)	(5,836)	(4,066)	(5,138)	(41,633)
Real estate tax expense	(13,637)	—	(2,207)	—	(15,844)
General and administrative expenses	(420)	(2,843)	(535)	(14,294)	(18,092)
Transaction costs for business combination	—	—	—	(5,898)	(5,898)
Diligence costs for transactions not pursued	—	—	—	(633)	(633)
Allowance for credit losses on loans and interest receivable	(55)	—	—	(948)	(1,003)
Changes in non-controlling interest liability	(378)	(126)	—	—	(504)
Change in fair value of investment properties - IFRIC 21	(29)	—	—	—	(29)
Change in fair value of investment properties	(1,179)	—	(4,867)	—	(6,046)
Change in fair value of financial instruments	(1,040)	(840)	(127)	(7,372)	(9,379)
Loss from joint ventures	(6,799)	—	—	—	(6,799)
Income tax recovery	—	—	—	67	67

Net loss	$ 42,852	$ (12,864)	$ (2,078)	$ (33,269)	$ (5,359)

Expenditures for non-current assets:
Acquisition of properties	$ 89,421	$ 347,870	$ —	$ —	$ 437,291
Capital additions	7,546	1,275	1,576	—	10,397

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

The following tables show assets and liabilities by reportable segment as at December 31, 2020 and 2019:

	As at December 31, 2020
	Seniors housing and care investment properties	Owner occupied properties	Medical office buildings	Corporate/other	Total
Investment properties	$ 759,628	$ —	$ 122,391	$ —	$ 882,019
Property, plant and equipment, net	—	448,912	—	2,913	451,825
Investment in joint ventures	65,258	—	—	—	65,258
Loans receivable	6,669	—	—	12,034	18,703
Other assets	24,014	27,464	6,712	22,429	80,619
Total assets	$ 855,569	$ 476,376	$ 129,103	$ 37,376	$ 1,498,424

Mortgages payable	$ 158,715	$ 140,749	$ —	$ —	$ 299,464
Credit facilities	388,715	174,465	87,416	10,000	660,596
Convertible debentures	—	—	—	92,411	92,411
Commonwealth preferred unit liability	—	65,797	—	—	65,797
Non-controlling interest liability	3,373	1,036	—	—	4,409
Other liabilities	25,897	24,302	4,964	27,255	82,418
Total liabilities	$ 576,700	$ 406,349	$ 92,380	$ 129,666	$ 1,205,095

INVESQUE INC.
Notes to Consolidated Financial Statements
(Expressed in thousands of U.S. dollars unless otherwise noted, except share and per share amounts)
Year ended December 31, 2020 with comparative information for the year ended December 31, 2019

	As at December 31, 2019
	Seniors housing and care investment properties	Owner occupied properties	Medical office buildings	Corporate/other	Total
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited

Investment properties	$ 828,150	$ —	$ 141,484	$ —	$ 969,634
Property, plant and equipment, net	—	456,936	—	3,006	459,942
Investment in joint ventures	107,994	—	—	—	107,994
Loans receivable	9,759	—	—	31,895	41,654
Other assets	18,141	24,381	1,726	7,266	51,514
Total assets	$ 964,044	$ 481,317	$ 143,210	$ 42,167	$ 1,630,738

Mortgages payable	$ 151,279	$ 124,188	$ —	$ —	$ 275,467
Credit facilities	386,778	174,230	85,951	—	646,959
Convertible debentures	—	—	—	91,049	91,049
Commonwealth preferred unit liability	—	63,654	—	—	63,654
Non-controlling interest liability	3,376	123	—	—	3,499
Other liabilities	25,875	12,839	2,465	28,787	69,966
Total liabilities	$ 567,308	$ 375,034	$ 88,416	$ 119,836	$ 1,150,594

In measuring performance, the Company does not distinguish or group its properties on a geographical basis. Management has applied judgment by aggregating its properties into four reportable segments for disclosure purposes. The Company's Chief Executive Officer is the chief decision maker and regularly reviews performance on an individual property basis and on the basis of the Company's reportable operating segments.

At December 31, 2020, $1,246,928 of the Company's non-current assets, excluding financial instruments, are located in the United States (2019 - $1,371,173) and $154,945 are located in Canada (2019 - $162,283). During the year ended December 31, 2020, the Company generated $202,508, (year ended December 31, 2019 - $133,104), of its revenues, excluding other revenue, from properties located in the United States and $11,129 (year ended December 31, 2019 - $11,585) of its revenues from properties located in Canada.